Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENTASIS THERAPEUTICS HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MAY [    •    ], 2020

May [    •    ], 2020
Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders (the "Special Meeting") of Entasis Therapeutics Holdings Inc., a Delaware corporation ("Entasis," the "Company," "we," "our" or "us"). The Special Meeting will be held on June 10, 2020 at 10:00 a.m. Eastern Time and will be held in a completely virtual format. There will not be a physical location for the Special Meeting. In light of public health concerns regarding the coronavirus outbreak (COVID-19), we are, due to health and safety concerns, holding our Special Meeting virtually. You may attend, vote and submit questions during the Special Meeting via the Internet at www.meetingcenter.io/217277171 using the password ETTX2020.

        On April 12, 2020, the Company entered into a securities purchase agreement (the "Purchase Agreement") with Innoviva, Inc. ("Innoviva"), pursuant to which the Company agreed to issue and sell to Innoviva, in a private placement (the "Private Placement"), up to 14,000,000 newly issued shares (the "Shares") of our common stock, par value $0.001 (the "Common Stock"), and warrants (the "Warrants") to purchase up to 14,000,000 shares of Common Stock, with an exercise price per share of $2.50. The Purchase Agreement provides for the sale of the Shares and Warrants to Innoviva in units, each consisting of one Share and one Warrant, for a per unit price of $2.50. The Warrants will be immediately exercisable and expire five years from the date of issuance.

        The Private Placement is occurring in two tranches. The closing of the first tranche (the "First Closing", and the issuance of Shares in the First Closing, the "First Placement") occurred on April 22, 2020, at which time Innoviva purchased 1,322,510 shares of Common Stock and 1,322,510 Warrants, in exchange for an aggregate gross purchase price of approximately $3.3 million.

        At the closing of the second tranche (the "Second Closing", and the issuance of Shares in the Second Closing, the "Second Placement"), subject to satisfaction of certain closing conditions, including the Company's stockholders voting in favor of the transaction at this Special Meeting, Innoviva will purchase 12,677,490 shares of Common Stock and Warrants to purchase 12,677,490 shares of Common Stock for an aggregate purchase price of approximately $31.7 million.

        In addition, the Purchase Agreement provides that prior to the consummation of the Second Closing, Entasis will effect an amendment to its Amended and Restated Certificate of Incorporation (the "Charter") to renounce any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any business opportunity that is presented to its directors, officers or stockholders (the "Corporate Opportunities Amendment").

        At the Special Meeting, you will be asked to consider and vote on a proposal to approve the issuance of securities in the Second Placement, which, combined with the First Placement, would result in a "change of control" of the Company under the applicable rules of the Nasdaq Stock Market LLC ("Nasdaq"). If the Second Placement is approved by our stockholders, following the Second Closing, Innoviva will become our largest stockholder, owning approximately 51.3% of our Common Stock, assuming no exercise of the Warrants, and if Innoviva exercises the Warrants in their entirety, it will own approximately 67.8% of our Common Stock.

        In addition, at the Special Meeting, you will be asked to consider and vote on a proposal to permit the Company to effect the Corporate Opportunities Amendment.

        The proxy statement attached to this letter provides you with more specific information concerning the Special Meeting, the Purchase Agreement, the transactions contemplated by the Purchase Agreement, including the Private Placement and the Corporate Opportunities Amendment, and other related matters, including information as to how to cast your vote. The Company encourages you to read the entire proxy statement, the copy of the Purchase Agreement attached as Annex A to the proxy statement, and the other annexes to the proxy statement carefully and in their entirely.

        Stockholders of record at the close of business on April 27, 2020 will be entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. You may attend and participate in the Special Meeting virtually via the Internet at www.meetingcenter.io/217277171 using the password ETTX2020 where you will be able to vote electronically and submit questions during the meeting. You will be able to vote electronically and submit questions during the Special Meeting only if you use your control number, which will be included in your proxy materials, to log on to the meeting.

        Your vote is important. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

        On behalf of the Board of Directors and the employees of Entasis, we thank you for your continued support and look forward to seeing you at the Special Meeting.

Sincerely,
/s/ MANOUSSOS PERROS, PH.D.
Manoussos Perros, Ph.D. President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED [    •    ], 2020

ENTASIS THERAPEUTICS HOLDINGS INC.
35 Gatehouse Drive
Waltham, Massachusetts 02451
(781) 810-0120

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date	Wednesday, June 10, 2020
Time	10:00 a.m. Eastern Time
Place	Internet webcast only at: www.meetingcenter.io/217277171 using the password ETTX2020. There will not be a physical location for the Special Meeting.
Purpose	(1)
To approve the issuance of securities in the Second Placement, which, combined with the First Placement, would result in a "change of control" of the Company under the applicable rules of Nasdaq (the "Private Placement Proposal");
(2)
To approve an amendment to the Charter to renounce any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any business opportunity that is presented to Entasis' directors, officers or stockholders (the "Corporate Opportunities Amendment", and such proposal, the "Charter Amendment Proposal"); and
(3) To conduct any other business properly brought before the Special Meeting or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Record Date	The record date for the Special Meeting is April 27, 2020 (the "Record Date"). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

A list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder at our executive offices for a period of ten days prior to the Special Meeting, and also during the Special Meeting at www.meetingcenter.io/217277171, until the close of such meeting.
Attendance and Voting
You may attend the Special Meeting virtually via the Internet at www.meetingcenter.io/217277171 using the password ETTX2020. Stockholders may vote and submit questions while attending the Special Meeting virtually via the Internet. You will need the 15 digit control number located in your proxy materials to enter the Special Meeting via the Internet.

Whether or not you expect to attend the Special Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Special Meeting. Voting instructions are provided in your proxy materials and on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote over the Internet during the Special Meeting by following the instructions located at www.meetingcenter.io/217277171. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.

        Your vote is important. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JUNE 10, 2020: THE COMPANY'S PROXY MATERIALS ARE AVAILABLE AT www.edocumentview.com/ETTXSpecialMeeting.

By order of the Board,
/s/ MICHAEL GUTCH, PH.D. Michael Gutch, Ph.D., Secretary

Waltham, Massachusetts
May [    •    ], 2020

The proxy materials are being made available on or about [    •    ], 2020.

ENTASIS THERAPEUTICS HOLDINGS INC.
35 Gatehouse Drive
Waltham, Massachusetts 02451

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2020

GENERAL INFORMATION

        This proxy statement, the annexes hereto and related materials (collectively, this "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Entasis Therapeutics Holdings Inc. ("Entasis," the "Company," "we," "our" or "us"), for use at our special meeting of stockholders (including any adjournments or postponements thereof, the "Special Meeting") to be held virtually on June 10, 2020 at 10:00 a.m. Eastern Time.

        On April 12, 2020, the Company entered into a securities purchase agreement (the "Purchase Agreement") with Innoviva, Inc. ("Innoviva"), pursuant to which the Company agreed, subject to the satisfaction of certain conditions, to issue and sell to Innoviva, in a private placement (the "Private Placement"), up to 14,000,000 newly issued shares (the "Shares") of our common stock, par value $0.001 (the "Common Stock"), and warrants (the "Warrants") to purchase up to 14,000,000 shares of Common Stock, with an exercise price per share of $2.50. The Purchase Agreement provides for the sale of the Shares and Warrants to Innoviva in units, each consisting of one Share and one Warrant, for a per unit price of $2.50. The Warrants will be immediately exercisable upon issuance and expire five years from the date of issuance.

        The Private Placement is occurring in two tranches. The closing of the first tranche (the "First Closing", and the issuance of Shares in the First Closing, the "First Placement") occurred on April 22, 2020, at which time Innoviva purchased 1,322,510 shares of Common Stock and 1,322,510 Warrants, in exchange for an aggregate gross purchase price of approximately $3.3 million.

        At the closing of the second tranche (the "Second Closing", and the issuance of Shares in the Second Closing, the "Second Placement"), subject to satisfaction of certain closing conditions, including the Company's stockholders voting in favor of the transaction at this Special Meeting, Innoviva will purchase 12,677,490 shares of Common Stock and Warrants to purchase 12,677,490 shares of Common Stock for an aggregate purchase price of approximately $31.7 million.

        In addition, the Purchase Agreement provides that prior to the consummation of the Second Closing, Entasis will effect an amendment to its Amended and Restated Certificate of Incorporation (the "Charter") to renounce any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any business opportunity that is presented to its directors, officers or stockholders (the "Corporate Opportunities Amendment").

        At the Special Meeting, you will be asked to consider and vote on a proposal to approve the issuance of securities in the Second Placement, which, combined with the First Placement, would result in a "change of control" of the Company under the applicable rules of the Nasdaq Stock Market LLC ("Nasdaq"). If the Second Placement is approved by our stockholders, following the Second Closing, Innoviva will become our largest stockholder, owning approximately 51.3% of our Common Stock, assuming no exercise of the Warrants, and if Innoviva exercises the Warrants in their entirety, it will own approximately 67.8% of our Common Stock.

        In addition, at the Special Meeting, you will be asked to consider and vote on a proposal to permit the Company to effect the Corporate Opportunities Amendment.

        This Proxy Statement summarizes the information you need to know in order to vote on the proposals to be considered at the Special Meeting in an informed manner.

        We urge you to read carefully the remainder of this Proxy Statement because the information in this section may not provide all the information that you may consider important in determining how to vote your shares at the Special Meeting.

 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS
AND THE SPECIAL MEETING

        The following questions and answers address questions you may have regarding the Special Meeting. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to and/or incorporated by reference in this Proxy Statement, which you should read carefully in their entirety, as well as any amendments thereto or other related documents filed with the Securities and Exchange Commission (the "SEC"). You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under "Where You Can Find Additional Information" beginning on page 22 of this Proxy Statement.

Why am I receiving this Proxy Statement?

        The Board is inviting you to vote at the Special Meeting, including any adjournments or postponements of the Special Meeting, because you were a stockholder of record at the close of business on the Record Date and are entitled to vote at the Special Meeting.

        This Proxy Statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the information you need to know to vote by proxy or in person at the Special Meeting. The following are answers to certain questions that you may have regarding the Special Meeting. You are invited to virtually attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.

When is the Special Meeting?

        The Special Meeting will be held at 10 a.m. Eastern Time on June 10, 2020.

Where will the Special Meeting be held?

        The Special Meeting will be held in a completely virtual format. There will be no physical location for the Special Meeting. You may attend, vote and submit questions during the Special Meeting via the Internet at www.meetingcenter.io/217277171 using the password ETTX2020.

When is the record date for the Special Meeting?

        The Board has fixed the record date for the Special Meeting as of the close of business on April 27, 2020 (the "Record Date").

Why are we holding a virtual Special Meeting rather than an in-person Special Meeting?

        Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, directors and stockholders, the Special Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Special Meeting so they can ask questions of the Board or management. During the live Q&A session of the Special Meeting, we may answer questions as they come in, to the extent relevant to the business of the Special Meeting, as time permits.

What is the purpose of the Special Meeting?

        At the Special Meeting, stockholders will be asked to consider and vote on the following matters:

  •
  Proposal 1:  To approve the issuance of securities in the Second Placement, which, combined with the First Placement, would result in a "change of control" of the Company under the applicable rules of Nasdaq (the "Private Placement Proposal"); and

  •
  Proposal 2:  To approve an amendment to the Charter to renounce any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any business opportunity that is presented to Entasis' directors, officers or stockholders (the "Corporate Opportunities Amendment", and such proposal, the "Charter Amendment Proposal").

If stockholders approve the Private Placement Proposal, will I be required to sell my Common Stock?

        The Private Placement involves the purchase by Innoviva of newly issued shares of our Common Stock and Warrants. You will not be required to sell any of your Common Stock.

If stockholders approve the Private Placement Proposal, will we remain a public company?

        Whether or not the Private Placement Proposal is approved, we will continue to remain a public company, with our shares listed for trading on Nasdaq and the requirement to file our annual reports (including the audited financial statements contained therein) and other reports with the SEC.

What is the effect to us and our other stockholders of having Innoviva as our largest stockholder?

        Because of Innoviva's significant ownership of our Common Stock, any transaction or arrangement between us, on the one hand, and Innoviva or any of its affiliates, on the other hand, will need to be approved by the Board consistent with its fiduciary duties to all of our stockholders. This will entail full disclosure of any such transaction or arrangement to the Board, as well as separate approval by the Nominating and Corporate Governance Committee of the Board, which is currently composed solely of the independent directors. In addition, relationships, transactions or other arrangements between us and Innoviva and/or its affiliates must be disclosed by us in our filings with the SEC.

        Following the Second Closing of the Private Placement, Innoviva will be Entasis' largest stockholder and it would own a majority of the outstanding shares of Common Stock and Entasis would be treated as a "controlled company" under the rules of Nasdaq. As a controlled company, our Compensation Committee and Nominating and Corporate Governance Committee would no longer be required to be composed solely of independent directors. Under the rules of Nasdaq and the SEC, our Audit Committee must continue to be composed solely of independent directors, regardless of whether or not Entasis is a controlled company. In addition, if Innoviva owns a majority of our Common Stock, it will have sufficient votes to elect all of our directors and to approve any other corporate action requiring the affirmative vote of holders of a majority of our outstanding shares of Common Stock.

Does the Board recommend stockholder approval of the Private Placement Proposal?

        After careful consideration, the Board determined that the Purchase Agreement and the transactions contemplated thereby, including the Private Placement and the Corporate Opportunities Amendment, are advisable and in the best interests of the Company and its stockholders.

        Accordingly, the Board unanimously recommends that our stockholders vote:

  •
  "FOR" Proposal 1, the Private Placement Proposal; and

  •
  "FOR" Proposal 2, the Charter Amendment Proposal.

What factors did the Board consider and what were its reasons for approving the Purchase Agreement and recommending that the stockholders approve the Private Placement Proposal?

        After careful consideration, the Board determined that the Purchase Agreement and the transactions contemplated thereby, including the Private Placement and the Corporate Opportunities Amendment, are advisable and in the best interests of the Company and its stockholders, and determined to recommend that our stockholders approve the Private Placement Proposal and the Charter Amendment Proposal. For information regarding the factors the Board considered in making this determination, please refer to the disclosures set forth under the caption "Proposal 1—Private Placement Proposal—Factors Considered by the Board in its Recommendation."

How do I attend the Special Meeting?

        You may attend the virtual Special Meeting only if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. To attend online and participate in the Special Meeting, stockholders of record will need to use their control number provided upon registration to log into www.meetingcenter.io/217277171 using the password ETTX2020. Beneficial owners will also need to use their control number provided upon registration to attend the virtual Special Meeting. Instructions should also be provided on the voting instruction card provided by the beneficial owner's broker, bank, or other nominee.

        The Special Meeting will begin promptly on at 10:00 a.m. Eastern Time, on June 10, 2020. We encourage you to access the Special Meeting prior to start time. Please allow time for online check-in, which will begin at 9:45 a.m. Eastern Time.

Who can vote at the Special Meeting?

        Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 14,614,073 shares of our Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), then you are a stockholder of record. As a stockholder of record, you may attend and vote virtually at the Special Meeting, vote by proxy over the telephone or through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

        If on the Record Date, your shares were held, not in your name, but rather in an account of a broker, bank, or other nominee, then you are the beneficial owner of shares held in street name. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

How do I vote?

        If you are a stockholder of record and your shares are registered directly in your name, you may vote:

  •
  By Internet.  To vote through the Internet, go to www.investorvote.com/ETTX+Special+Meeting to complete an electronic proxy card. You will be asked to provide the company number and control number located in your proxy materials.

  •
  By Telephone.  Call (800) 652-8683 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on your proxy card. You will be asked to provide your control number from the proxy card. Your telephone vote must be received by 1:00 a.m., Eastern Time on June 10, 2020 to be counted.

  •
  By Proxy Card.  Complete and mail the proxy card, which you may have received by mail, and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

  •
  Virtually at the Special Meeting.  Registered holders may vote during the Special Meeting via the Internet by going to www.meetingcenter.io/217277171, entering in the meeting password ETTX2020, clicking on the "Cast Your Vote" link and entering the control number located in your proxy materials, or, if you received a printed copy of the proxy materials, on your proxy card to be able to vote during the Special Meeting via the Internet. Even if you plan to attend the Special Meeting virtually, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the Special Meeting.

        If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote at the Special Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of the close of business on the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote through the Internet, by completing your proxy card, by telephone or virtually at the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you do not give instructions to your broker, bank or other nominee, they can still vote your shares with respect to certain "discretionary" items, but they cannot vote your shares with respect to certain "non-discretionary" items. The Private Placement Proposal and the Charter Amendment Proposal are considered "non-discretionary" items. Any shares for which you do not provide instructions to your brokerage firm regarding how to vote will be counted as "broker non-votes." Broker non-votes are shares which are held in street name by a broker, bank or other nominee which indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. In tabulating the voting results, shares that constitute broker non-votes will have no effect on the outcome of the Private Placement Proposal assuming that a quorum is present and will have the same effect as a vote "Against" the Charter Amendment Proposal.

        Please provide voting instructions to your broker, bank or other nominee regarding the Private Placement Proposal and the Charter Amendment Proposal so that your vote can be counted.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in street name does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker, bank or other nominee cannot vote the shares. These unvoted shares are "broker non-votes." The Private Placement Proposal and the Charter Amendment Proposal are considered to be "non-routine" and we therefore expect broker non-votes to exist in connection with these proposals.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking your voting selections, your shares will be voted, as applicable: "For" the Private Placement Proposal and "For" the Charter Amendment Proposal.

Do stockholders have any dissenters' right with regards to the matters proposed to be acted upon?

        There are no rights of appraisal or other similar rights of dissenters under the laws of the State of Delaware with respect to any of the matters proposed to be acted upon herein.

Are any of the Company stockholders already committed to vote in favor of the proposals?

        Yes. As of the Record Date, the Company had obtained voting agreements from certain stockholders representing 55.1% of the outstanding shares of Common Stock, which outstanding shares of Common Stock include shares held by Innoviva as of the date hereof. Pursuant to the voting agreements, such stockholders have agreed to vote their shares of Common Stock in favor of the Private Placement Proposal and Charter Amendment Proposal, subject to the terms and conditions in the voting agreements. For additional information, please refer to the disclosures set forth under the caption "Proposal 1—Private Placement Proposal."

What happens if I sell my shares of Common Stock before the Special Meeting?

        The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made to confer the voting rights with respect to such shares to the transferee, retain your right to vote at the Special Meeting.

Who is paying for this proxy solicitation?

        We will pay the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote or revoke my proxy after submission?

Stockholder of Record: Shares Registered in Your Name

        Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Special Meeting in one of the following ways:

  •
  by notifying our Secretary in writing at 35 Gatehouse Drive, Waltham, Massachusetts 02451 that you are revoking your proxy;

  •
  by submitting another properly completed proxy with a later date;

  •
  by transmitting a subsequent vote over the Internet until closing of the voting polls at the Special Meeting;

  •
  by telephone prior to 1:00 a.m. Eastern Time on June 10, 2020; or

  •
  by attending the Special Meeting and voting virtually.

Your last vote, whether prior to or at the Special Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

        If your shares are held in street name, you must contact your broker, bank or other nominee for instructions as to how to change your vote. Your attendance at the Special Meeting does not revoke your proxy. Your last vote, whether prior to or at the Special Meeting, is the vote that we will count.

What vote is required to approve the Private Placement Proposal and Charter Amendment Proposal and how are votes counted?

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1: To approve the Private Placement Proposal	FOR	Majority of shares present in person or represented by proxy	No
Proposal 2: To approve the Charter Amendment Proposal	FOR	Majority of the outstanding Common Stock entitled to vote thereon at the close of business on the Record Date	No

        Majority of shares present in person or represented by proxy means that the Private Placement Proposal must receive an affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Private Placement Proposal to be approved. Abstentions will have the same effect as an "Against" vote. Broker non-votes, if any, will not be counted "For" or "Against" the Private Placement Proposal and will have no effect on the outcome of the Private Placement Proposal.

        Majority of the outstanding Common Stock entitled to vote thereon at the close of business on the Record Date means that the Charter Amendment Proposal must receive an affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote for the Charter Amendment Proposal to be approved. Abstentions and broker non-votes will have the same effect as a vote "Against" the Charter Amendment Proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Special Meeting in person or represented by proxy. On the Record Date, there were 14,614,073 shares of Common Stock outstanding and entitled to vote. Thus, the holders of 7,307,037 shares must be present in person or represented by proxy at the Special Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the Special Meeting. Abstentions, if any, will be counted towards the quorum requirement. If there is no quorum present, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Could other matters be decided at the Special Meeting?

        The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How can I find out the results of the voting at the Special Meeting?

        We will announce preliminary voting results at the Special Meeting. We expect to announce final voting results in a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Special Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

Who counts the votes?

        Computershare has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Elections. If you are a stockholder of record, your executed proxy card should be returned directly to Computershare for tabulation pursuant to the instructions set forth on your proxy card. If you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to Computershare on behalf of all its clients.

Who should I call if I have any additional questions or to obtain an additional set of proxy materials?

        If you are the stockholder of record for your shares, please call Michael Gutch, Ph.D., our Secretary, at (781) 810-0120. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker, bank or other nominee directly.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This Proxy Statement contains statements about the Company's future expectations, plans and prospects, including statements about our beliefs or current expectations of our future financial prospects, operations and corporate governance procedures following the Second Placement with Innoviva, as well as our current beliefs of our future prospects if the Second Placement does not occur, whether as a result of a failure of our stockholders to approve the Second Placement or otherwise, and other statements containing the words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions, that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: whether the conditions for the closing of the Second Placement will be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; competitive factors; general economic and market conditions and the risks more fully described in the Company's filings with the SEC, including those set forth in Part I, Item 1A, "Risk Factors," in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and those set forth in Part II, Item 1A, "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Forward-looking statements contained in this Proxy Statement are made as of this date, and except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

 PROPOSAL 1—PRIVATE PLACEMENT PROPOSAL

Overview

        As previously disclosed, on April 12, 2020, the Company entered into the Purchase Agreement with Innoviva, pursuant to which the Company agreed to issue and sell to Innoviva, in the Private Placement, up to 14,000,000 newly issued Shares and Warrants to purchase up to 14,000,000 shares of Common Stock, with an exercise price per share of $2.50. The Purchase Agreement provides for the sale of the Shares and Warrants to Innoviva in units, each consisting of one Share and one Warrant, for a per unit price of $2.50. The Warrants will be immediately exercisable upon issuance and expire five years from the date of issuance.

        The Private Placement is occurring in two tranches. The First Closing and the First Placement occurred on April 22, 2020, at which time Innoviva purchased 1,322,510 shares of Common Stock and 1,322,510 Warrants, in exchange for an aggregate gross purchase price of approximately $3.3 million.

        At the Second Closing and Second Placement, subject to satisfaction of certain closing conditions, including the Company's stockholders voting in favor of the issuance of securities in the Private Placement at this Special Meeting, Innoviva will purchase 12,677,490 shares of Common Stock and Warrants to purchase 12,677,490 shares of Common Stock for an aggregate purchase price of approximately $31.7 million.

        We are asking our stockholders to consider and vote on a proposal to approve the issuance of securities in the Second Placement, which, combined with the First Placement, would result in a "change of control" of the Company under the applicable rules of Nasdaq. If the Second Placement is approved by our stockholders, following the Second Closing, Innoviva will become our largest stockholder, owning approximately 51.3% of our Common Stock, assuming no exercise of the Warrants, and if Innoviva exercises the Warrants in their entirety, it will own approximately 67.8% of our Common Stock. In addition, we are asking our stockholders to consider and vote on a proposal to permit the Company to effect the Corporate Opportunities Amendment.

        The approval of the proposals to be voted on at this Special Meeting is critical in order to fully execute the Company's financing transaction with Innoviva and to provide the Company with additional financial flexibility with respect to future issuances of equity.

        The terms of the Purchase Agreement and the Private Placement were previously reported in the Current Reports on Form 8-K filed by the Company on April 13, 2020 and April 22, 2020. The Private Placement was approved by the Board on April 12, 2020. The Board determined that the Private Placement was advisable and in the best interest of the stockholders of the Company, and determined to recommend that the stockholders approve the Private Placement, for a number of reasons, which are summarized below. In reaching its determination, the Board also considered potential alternate financing sources and the risks that would be involved with delaying the Private Placement given the Company's current cash position.

Factors Considered by the Board in its Recommendation

        After careful consideration, the Board determined that the Purchase Agreement and the transactions contemplated thereby, including the Private Placement and the Corporate Opportunities Amendment, are advisable and in the best interests of the Company and its stockholders, and determined to recommend that our stockholders approve the Private Placement.

        In evaluating the Purchase Agreement and the transactions contemplated thereby, including the Private Placement and the Corporate Opportunities Amendment, the Board consulted with members of the Company's senior management and its legal and financial advisors, among others, and considered a number of factors, including, but not limited to, the following material factors (not necessarily in order of relative importance):

  •
  The value of Innoviva as a principal stockholder and potential "guiding partner" in helping the Company maintain a sustainable antibiotic business;

  •
  The recent pressures faced by the antibiotics sector in-part due to recent bankruptcy filings of companies operating in this sector;

  •
  The recent performance of the Company's stock price listed on Nasdaq and the capital markets as a whole due to COVID-19;

  •
  The immediate benefit to the Company's financial condition of receiving approximately $35.0 million in cash from the sale of the Shares and Warrants, including advancement of its preclinical and clinical programs, in light of the Company's current cash position and liquidity needs;

  •
  The Company management's analysis of potential alternative sources of capital, including public or private sales of Common Stock, warrants, or convertible or nonconvertible debt securities and the likely price and other terms and conditions of such sales, which revealed significant cost of such financing, assuming it could be obtained, to the Company and the associated significant dilution to its stockholders, which sources of capital the Board determined were unlikely to be available to the Company and, in any event, if available would be substantially less favorable to the Company than pursuing the Private Placement;

  •
  The Company's extensive exploration, including through its financial advisors, of opportunities for strategic partnership and/or investment, based on which the Board believes that the Private Placement offers the best opportunity with greatest financial benefit and likelihood of successful development of its preclinical and clinical programs, including the risks that any such anticipated benefits could ultimately not materialize;

  •
  The fact that, as a condition to the closing of the Second Placement and the transactions contemplated by the Purchase Agreement, the Second Placement and the Corporate Opportunities Amendment must be approved by our stockholders;

  •
  The terms and conditions of the Purchase Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form and governance of the Company post-closing and the termination rights of the parties that were conditions to Entasis agreeing to enter into the Private Placement, and, taken as a whole, the Board determined were advisable to, and the best available option for, the Company and its stockholders;

  •
  Restrictions under the Purchase Agreement on the Company's ability to operate its business outside of the ordinary course and taking certain other enumerated actions until the consummation of the Second Closing; and

  •
  Potential risks associated with Innoviva's significant ownership percentage following the Second Closing, including Innoviva's right to designate two directors on the Board, which will enable Innoviva to affect the outcome of, or exert significant influence over, all matters requiring Board or stockholder approval, including the election and removal of directors and any change in control, and could have the effect of delaying or preventing a change in control of the Company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of the Company, which, in turn, could have a negative effect on the market price of the Company's Common Stock and could impact the low trading volume and volatility of the Company's Common Stock.

Purchase Agreement and Private Placement

        As previously disclosed, on April 12, 2020, the Company entered into a Purchase Agreement with Innoviva, pursuant to which we agreed, subject to the satisfaction of certain conditions, to issue and sell to Innoviva, in a private placement under Nasdaq rules, up to 14,000,000 newly issued Shares and Warrants to purchase up to 14,000,000 shares of Common Stock, with an exercise price per share of $2.50. Each Share and Warrant will be issued and sold to Innoviva as a unit, for a per unit price of $2.50. The Warrants will be immediately exercisable upon issuance and expire five years from the date of issuance.

        The Private Placement is occurring in two tranches. The First Closing occurred on April 22, 2020 after the satisfaction of certain closing conditions, including obtaining voting agreements from stockholders of the Company representing at least 45% of the outstanding shares of Common Stock. As of the Record Date, Entasis had obtained voting agreements from certain stockholders representing 55.1% of the outstanding shares of Common Stock, which outstanding shares of Common Stock include shares held by Innoviva as of the date hereof. In connection with the First Closing, Entasis issued 1,322,510 shares of Common Stock and Warrants to purchase 1,322,510 shares of Common Stock (which was the maximum number of Shares and Warrants issuable to Innoviva in compliance with any and all applicable laws and without the requirement for the prior receipt of the stockholders' approval under the listing requirements of Nasdaq) in exchange for net proceeds of approximately $3.3 million.

        At the Second Closing, subject to satisfaction of certain closing conditions, including the Company's stockholders voting in favor of the transaction at this Special Meeting, Innoviva will purchase 12,677,490 additional shares of Common Stock and Warrants to purchase 12,677,490 shares of Common Stock for an aggregate purchase price of approximately $31.7 million.

        The Second Closing is expected to occur by the end of the second quarter of 2020, subject to the satisfaction of certain closing conditions referenced above. Following the Second Closing, Innoviva will become our largest stockholder, owning approximately 51.3% of the Company, assuming no exercise of the Warrants, and if Innoviva exercises the Warrants in their entirety, it will own approximately 67.8% of the Company.

        The Purchase Agreement contains customary representations and warranties as well as certain operating covenants applicable to the Company until the Second Closing. Pursuant to the Purchase Agreement, if the Second Closing does not occur under specified circumstances, including if the required stockholder approval of the Second Placement is not obtained, the Company will be required to pay Innoviva a termination fee in an amount equal to $850,000, plus reimbursement of expenses (not to exceed $250,000).

Description of Warrants

        The Warrants issued in the Private Placement are exercisable, in full or in part, at any time prior to the fifth anniversary of their issuance, at an exercise price of $2.50 per share of Common Stock, subject to customary anti-dilution adjustments in the event of future below market issuances, stock splits, stock dividends, combinations or similar events set forth in the Warrants. The Warrants may be exercised for cash or on a cashless basis. In connection with a change in control transaction, any unexercised Warrants will remain outstanding. Warrant holders are entitled to participate in any dividend or other distribution by the Company to holders of shares of its Common Stock, on an as-exercised basis.

Voting Agreements

        In connection with the execution of the Purchase Agreement, certain stockholders entered into voting agreements with Innoviva (the "Voting Agreements"), in which they have agreed to vote (or cause to be voted), in person or by proxy, all shares of Common Stock as to which the they control the right to vote, (1) in favor of any proposal to adopt and approve or reapprove the Purchase Agreement and the transactions contemplated thereby, (2) in favor of the Corporate Opportunities Amendment, (3) waiving any notice requirements applicable to the Purchase Agreement or any of the transactions contemplated thereby pursuant to the Company's organizational documents or applicable law, (4) against any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Purchase Agreement, and (5) against any proposal relating to the acquisition of the Company or its subsidiaries, of greater than 20% of their businesses (whether by merger, stock sale, asset sale, tender offer, exchange offer or otherwise) and any action in furtherance of any such a proposal. In addition, the Voting Agreements provide that such stockholders will not sell or transfer any of their shares, subject to certain exceptions, until the earliest to occur of (i) the mutual written consent of Innoviva and the stockholder, (ii) the Second Closing, and (iii) the date of the termination of the Purchase Agreement in accordance with its terms or with the consent of Innoviva (the "Voting Period"). The Voting Agreements will terminate automatically upon the end of the Voting Period.

        As of the Record Date, Entasis had obtained voting agreements from certain stockholders representing 55.1% of the outstanding shares of Common Stock, which outstanding shares of Common Stock include shares held by Innoviva as of the date hereof.

Investor Rights Agreement

        At the First Closing, Innoviva and the Company entered into an investor rights agreement, dated April 22, 2020 (the "Investor Rights Agreement"), which, among other things, provides that, for so long as Innoviva and its affiliates hold at least 15% of the outstanding shares of Common Stock on a fully-diluted basis, Innoviva shall have the right to designate two directors to the Board, and, for so long as Innoviva and its affiliates hold at least 8% of the outstanding shares of Common Stock on a fully-diluted basis, Innoviva shall have the right to designate one director to the Board, subject to certain qualifications and conditions in the Investor Rights Agreement. Currently, Innoviva has not exercised this right to designate any directors to the Board. The Investor Rights Agreement also provides for participation rights for Innoviva to participate in future offerings of equity securities by the Company.

Registration Rights Agreement

        At the First Closing, the Company entered into a registration rights agreement, dated April 22, 2020 (the "Registration Rights Agreement") with Innoviva, pursuant to which, among other things, the Company must prepare and file with the SEC, a registration statement with respect to resales of the shares of Common Stock and Warrants purchased by Innoviva under the Purchase Agreement within 30 days of the First Closing.

        The foregoing descriptions of the terms of the Purchase Agreement, the voting agreements, the Investor Rights Agreement and the Registration Rights Agreement are only a summary and are qualified in their entirety by reference to the full text of the Purchase Agreement, form of voting agreement, Investor Rights Agreement and the Registration Rights Agreement, which are attached to this Proxy Statement as Annex A, Annex B, Annex C and Annex D, respectively.

Why We Need Stockholder Approval

        We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(b) and (d).

        Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. This rule does not specifically define when a change in control of a company may be deemed to occur;

however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of a company's pre-transaction total number of outstanding capital stock. Pursuant to the terms of the Purchase Agreement, at the Second Closing of the Private Placement, the Company will issue, and Innoviva will purchase, 12,677,490 shares of Common Stock and Warrants to purchase 12,677,490 shares of Common Stock for an aggregate purchase price of approximately $31.7 million. Following the Second Closing, Innoviva will become our largest stockholder, owning approximately 51.3% of our Common Stock, assuming no exercise of the Warrants, and if Innoviva exercises the Warrants in their entirety, it will own approximately 67.8% of our Common Stock. If this proposal is approved by the stockholders, the Private Placement will result in a change of control under Nasdaq Listing Rule 5635(b).

        Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is lower than the lower of (1) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (2) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower number, the "Nasdaq Minimum Price"), which alone or together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance. Even if securities are issued at a premium to the then current market price of our Common Stock, this rule will apply if the conversion price is subject to certain types of anti-dilution adjustments. The binding agreement in the case of the First Closing and the Second Closing means the related Purchase Agreement. The closing of the Second Placement, together with the First Placement, will result in the issuance of shares equal to 20% or more of the outstanding common stock of the Company for a price lower than the lower of the Nasdaq Minimum Price.

        We are therefore seeking stockholder approval for the sale and issuance of the Shares to occur at the Second Closing and in connection with the Private Placement to satisfy the requirements of Nasdaq Listing Rules 5635(b) and (d).

Dilution and Impact on Existing Stockholders

        The issuance of the shares of our Common Stock and Warrants, if exercised, which are the subject of this proposal would have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance. This means also that our existing stockholders, other than Innoviva, will own a smaller interest in the Company as a result of such issuance and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of our Common Stock and Warrants pursuant to this proposal could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

        Following the Second Closing, Innoviva will become our largest stockholder, owning approximately 51.3% of our Common Stock, assuming no exercise of the Warrants, and if Innoviva exercises the Warrants in their entirety, it will own approximately 67.8% of our Common Stock. As a result, Innoviva would be able to significantly influence our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets, and may not act in the best interests of our other stockholders.

Consequences if Stockholder Approval is Not Obtained

        If we do not obtain the requisite stockholder approval of the Private Placement Proposal at the Special Meeting, the Second Closing will not occur and Innoviva will still hold 1,322,510 shares of Common Stock and Warrants to purchase 1,322,510 shares of Common Stock that it purchased in the First Closing. Accordingly, we would be unable to complete the Second Closing and will not receive the additional gross proceeds of approximately $31.7 million from Innoviva as payment for the additional shares of Common Stock and additional Warrants, and such funds will not be available to pursue the activities described below, substantially limiting our growth potential and we may be unable to continue as a going concern in the near term. Furthermore, we will be required to pay Innoviva a termination fee in an amount equal to $850,000, plus reimbursement of expenses (not to exceed $250,000).

Use of Proceeds

        The Company intends to use the net proceeds for advancement of clinical and preclinical product candidates and for working capital and general corporate purposes. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Special Meeting will be required to approve the Private Placement Proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE PRIVATE PLACEMENT PROPOSAL

PROPOSAL 2—APPROVAL OF CHARTER AMENDMENT PROPOSAL

        In connection with the Private Placement, Innoviva's obligations under the Purchase Agreement are subject to certain conditions, including amending our Charter to include the Corporate Opportunities Amendment, a provision renouncing, to the fullest extent permitted by applicable law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any business opportunities presented to our officers, directors or stockholders. The Board has determined that the Corporate Opportunities Amendment is advisable and in the best interests of the Company and our stockholders, including because Innoviva requires that the Corporate Opportunities Amendment be enacted as a condition to the consummation of the Second Placement, and has adopted, and recommends that our stockholders approve, the Corporate Opportunities Amendment.

        Directors and officers of a corporation, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty, which may be waived by the corporation, to disclose to the corporation opportunities that are related to its business and are thereby prohibited from pursuing those opportunities unless such corporation determines that it is not going to pursue them. As a result, directors and officers that serve in a fiduciary capacity of multiple entities could become conflicted as to which entity should be presented with any given corporate opportunity. Section 122(17) of the Delaware General Corporation Law ("DGCL") expressly permits a Delaware corporation, such as the Company, to include in its certificate of incorporation an advance waiver of corporate opportunities, by renouncing any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders. The proposed Corporate Opportunities Amendment limits or eliminates such duty to the fullest extent permitted under the DGCL.

        The Board is requesting your approval of the Corporate Opportunities Amendment because Innoviva's obligation to purchase the full number of Shares and Warrants provided for pursuant to the Purchase Agreement is conditioned on the approval of the Corporate Opportunities Amendment and, if not approved, the Second Closing will not occur and we will not receive the gross proceeds of approximately $31.7 million from Innoviva as payment for the additional shares of Common Stock and additional Warrants to be issued in the Second Placement.

Effect of the Charter Amendment Proposal

        If this proposal is approved, the Corporate Opportunities Amendment will become effective as of the filing and acceptance of a Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur promptly after the Special Meeting.

        Our Charter does not currently address the matters referred to in this proposal, and, as such, the Corporate Opportunities Amendment would be added as a new Article IX to our Charter. This description of the proposed Corporate Opportunities Amendment is only a summary and is qualified by reference to the full text of the amendment, which is attached to this Proxy Statement as Annex E.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote thereon at the close of business on the Record Date will be required to approve the Charter Amendment Proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE CHARTER AMENDMENT PROPOSAL

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of (a) April 1, 2020 and (b) assuming stockholder approval of the Private Placement (as described above) at the Special Meeting, by: (i) each of our Named Executive Officers; (ii) each of our directors (including nominees); (iii) all of our executive officers, directors and director nominees as a group; and (iv) each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our outstanding common stock.

        Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 1, 2020. Options to purchase shares of our common stock that are exercisable within 60 days of April 1, 2020, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person's spouse.

        We have based our calculation of beneficial ownership on 13,291,563 shares of our common stock outstanding as of April 1, 2020. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451.

	Number of Shares Beneficially Owned Before Private Placement (#)	Percent of Shares Beneficially Owned Before Private Placement (%)	Number of Shares Beneficially Owned After Private Placement (#)	Percent of Shares Beneficially Owned After Private Placement (%)
Greater than 5% Stockholders:
AstraZeneca AB(1)	2,164,855	16.3	2,164,855	5.2
Entities affiliated with Blackstone Group Inc.(2)	1,623,405	12.2	1,623,405		+
Novo Holdings A/S(3)	2,181,843	16.4	2,181,843	5.3
Entities affiliated with Frazier Life Sciences VIII, L.P.(4)	1,049,953	7.9	1,049,953		+
Entities affiliated with Pivotal bioVenture Partners Fund I, L.P.(5)	1,180,178	8.9	1,180,178		+
Entities affiliated with Sofinnova Venture Partners IX, L.P.(6)	1,180,178	8.9	1,180,178		+
Entities affiliated with TPG Group Holdings (SBS)(7)	1,020,748	7.7	1,020,748		+
Entities affiliated with Eventide Asset Management, LLC(8)	879,541	6.6	879,541		+
Innoviva, Inc.(18)	—	—	28,000,000	67.8
Directors, Director Nominee and Named Executive Officers:
Manoussos Perros, Ph.D.(9)	458,296	3.3	458,296	1.1
Robin Isaacs, M.D.(10)	106,125	*	106,125	*
Eric Kimble(11)	22,579	*	22,579	*
Michael Gutch, Ph.D.(12)	92,517	*	92,517	*
Nicholas Galakatos, Ph.D.	21,875	*	21,875	*
Heather Behanna, Ph.D.	21,875	*	21,875	*
David C. Hastings(13)	27,095	*	27,095	*
Gregory Norden(14)	36,807	*	36,807	*
Heather Preston, M.D.(15)	1,180,178	8.2	1,180,178	2.8
David Meek(16)	11,458	*	11,458	*
Howard Mayer, M.D.(17)	3,750	*	3,750	*
All current executive officers, directors and director nominee as a group (14 persons)	2,195,000	15.4	2,195,000	5.2

*
Represents beneficial ownership of less than 1%.

+
Represents beneficial ownership of less than 5% after the Private Placement.

(1)
Based solely on a Schedule 13D/A filed on October 12, 2018 by AstraZeneca PLC. 2,164,855 represents shares directly held by AstraZeneca, a wholly-owned subsidiary of AstraZeneca PLC. AstraZeneca PLC and AstraZeneca may each be deemed to have sole voting and dispositive power over the shares. The principal business address of AstraZeneca is SE-151, 85 Sodertalje, Sweden.

(2)
Based solely on a Schedule 13D/A filed on January 11, 2019 by (a) Clarus Lifesciences III, L.P., or the Fund; (b) Clarus Ventures III GP, L.P., or Clarus GP, which is the sole general partner of the Fund; (c) Blackstone Clarus III L.L.C., which is the sole general partner of Clarus GP (the sole member of Blackstone Clarus III L.L.C. is Blackstone Holdings II L.P.; the sole general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP Inc.; the controlling shareholder of Blackstone Holdings I/II GP Inc. is The Blackstone Group L.P.; the sole general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C.; and Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman); and (d) Clarus Ventures III, LLC, or Clarus GP LLC, and Robert Liptak, Nicholas Simon, Nicholas Galakatos, Dennis Henner and Kurt Wheeler (together, the Managing Directors, and, collectively with Clarus GP LLC, the Clarus Persons). Blackstone Group Management L.L.C., Blackstone Clarus III L.L.C., Blackstone Holdings II L.P., Blackstone Holdings I/II GP Inc. and The Blackstone Group L.P., are collectively referred to as the Control Entities. The Managing Directors are the members of Clarus GP LLC. Clarus GP LLC is the former general partner of Clarus GP. Each the filing persons, or Reporting Persons therein, may be deemed to beneficially own the shares directly held by the Fund. However, each of the Reporting Persons expressly disclaims beneficial ownership of such shares of common stock directly held by the Fund. The principal business address of the Fund, Clarus GP and each of the Clarus Persons is Clarus Ventures, 101 Main Street, Suite 1210, Cambridge, MA 02142. The principal business address of the Control Entities and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

(3)
Based solely on a Schedule 13G/A filed on February 5, 2020 by Novo Holdings A/S., or Novo. The board of directors of Novo consists of Viviane Monges, Jeppe Christiansen, Steen Riisgaard, Lars Rebien Sørensen, Jean-Luc Butel and Francis Cuss, who share investment and voting control with respect to the shares held by Novo and may exercise such control only with the support of a majority of the members of the Novo board of directors. No individual member of the Novo board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. The principal business address of Novo is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(4)
Based solely on a Schedule 13D/A filed on March 23, 2020 by Frazier Life Sciences VIII, L.P., or FLS LP, FHM Life Sciences VIII, L.P., FHM Life Sciences VIII, L.L.C., James N. Topper, and Patrick J. Heron. The general partner of FLS LP is FHM Life Sciences VIII, L.P., or FHM LP. The general partner of FHM LP is FHM Life Sciences VIII, L.L.C., or FHM LLC. James Topper and Patrick Heron are the sole managing members of FHM LLC and share voting and investment power with respect to the shares held by FLS LP. Dr. Topper and Mr. Heron disclaim beneficial ownership of such shares. The principal business address of FLS LP is Two Union Square, 601 Union Street, Suite 3200, Seattle, WA 98101.

(5)
Based solely on a Schedule 13D filed on December 24, 2018 by Pivotal bioVenture Partners Fund I, L.P., or Pivotal, Pivotal bioVenture Partners Fund I G.P., L.P., or Pivotal GP, and Pivotal bioVenture Partners Fund I U.G.P., Ltd., or the Ultimate General Partner, and together with Pivotal and Pivotal GP, the Reporting Persons therein. Pivotal GP is the general partner of Pivotal, and Ultimate General Partner is the general partner of Pivotal GP. Richard Coles, Peter Bisgaard and Vincent Sai Sing Cheung are directors of the Ultimate General Partner and may, along with the Ultimate General Partner, be deemed to have shared voting and dispositive power over the shares owned by the Reporting Persons. The principal business address of the Reporting Persons is 1700 Owens Street, Suite 595, San Francisco, CA 94158.

(6)
Based solely on a Schedule 13D filed on October 10, 2018 by Sofinnova Venture Partners IX, L.P., or SVP IX, Sofinnova Management IX, L.L.C., or SM IX, Dr. Michael F. Powell, or Powell, Dr. James I. Healy, or Healy, and Dr. Anand Mehra, or Mehra, which collectively with SVP IX,

  SM IX, Powell, and Healy, are the Reporting Persons therein. SM IX is the general partner of SVP IX, The Reporting Persons may be deemed to have sole power to vote and sole power to dispose of shares of the Issuer directly owned by SVP IX. Powell, Healy, and Mehra, the managing members of SM IX, may be deemed to have shared power to vote or dispose these shares. The principal business address of the Reporting Persons is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, CA 94025.

(7)
Based solely on a Schedule 13D filed on October 9, 2018 by TPG Group Holdings (SBS) Advisors, Inc., or Group Advisors, David Bonderman and James G. Coulter, or the Reporting Persons therein. Group Advisors is the sole member of TPG Group Holdings (SBS) Advisors, LLC, which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG Biotech GenPar V Advisors, LLC, which is the general partner of TPG Biotechnology GenPar V, L.P., which is the general partner of TPG Biotech V ENT, L.P., or TPG Biotech V, which holds 1,020,748 shares of the Company's common stock. Because of Group Advisors' relationship with TPG Biotech V, Group Advisors may be deemed to beneficially own the shares of the Company's common stock held by TPG Biotech V. Messrs. Bonderman and Coulter are the sole shareholders of Group Advisors. Because of the relationship of Messrs. Bonderman and Coulter to Group Advisors, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the shares of the Company's common stock held by TPG Biotech V. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares of Common Stock held by TPG Biotech V except to the extent of their pecuniary interest therein. The business address of the Reporting Persons is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(8)
Based solely on a Schedule 13G filed on February 13, 2019 by Eventide Asset Management, LLC. Consists of 879,541 shares of common stock held by registered investment companies for which Eventide Asset Management, LLC acts as investment advisor and may therefore be deemed to be the beneficial owner of these shares. Eventide Asset Management, LLC has sole voting and investment power with respect to the shares. The principal business address of Eventide Asset Management, LLC is One International Place, Suite #4210, Boston, MA 02110.

(9)
Consists of 458,296 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2020.

(10)
Consists of 106,125 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2020.

(11)
Consists of 22,579 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2020.

(12)
Consists of 92,517 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2020.

(13)
Consists of 27,095 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2020.

(14)
Consists of 36,807 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2020.

(15)
Dr. Preston is a managing partner of Investment Advisor, which is the investment advisor to Pivotal, and is managing partner of Pivotal bioVenture Partners Investment Advisor, LLC, which is the U.S. sub-advisor to the Investment Advisor. Therefore, Dr. Preston may be deemed to beneficially own the shares held by Pivotal. The principal address of Pivotal bioVenture Partners Fund I, L.P. is 1700 Owens Street, Suite 595, San Francisco, CA 94158. Dr. Preston is also a senior advisor at TPG Biotech V. Dr. Preston is not deemed to have any beneficial ownership or reportable pecuniary interest in the shares held by TPG Biotech V listed in footnote 7 above.

(16)
Consists of 11,458 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2020.

(17)
Consists of 3,750 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2020.

(18)
Following the Second Closing (as described above), and assuming stockholders approve the Private Placement at the Special Meeting, Innoviva will beneficially own approximately 67.8% of our common stock, assuming exercise of the Warrants in their entirety. If the Private Placement is not approved by our stockholders at the Special Meeting, Innoviva will beneficially own 1,322,510 shares of Common Stock and Warrants to purchase 1,322,510 shares of Common Stock that it purchased in the First Closing.

HOUSEHOLDING OF PROXY MATERIALS

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, beneficial stockholders who have the same address and last name and will receive only one copy of stockholder meeting materials unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed for convenience for stockholders and cost savings for companies.

        A single set of stockholder meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Your consent to householding is perpetual unless you revoke it. You may revoke your consent at any time by contacting your broker or the Company (in writing or orally) to Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451, Attn: Michael Gutch, Ph.D., Secretary, or contact Dr. Gutch at (781) 810-0120. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.

        Stockholders who currently receive multiple copies of the stockholder meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

        If you wish to submit proposals for inclusion in our proxy statement for the 2021 annual meeting of stockholders (the "2021 Annual Meeting"), we must receive them on or before December 30, 2020. However, if the date of the 2021 Annual Meeting is more than 30 days before or after the first anniversary of the Annual Meeting, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2021 Annual Meeting. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2021 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

        If you wish to nominate a director or submit a proposal for presentation at the 2021 Annual Meeting, without including such proposal in next year's proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451. To be timely, we must receive the notice not less than the close of business on the 90th day nor more than the close of business on the 120th day prior to the first anniversary of the Annual Meeting, that is, between February 10, 2021 and March 12, 2021. However, in the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2021 Annual Meeting. Your written notice must contain specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.entasistx.com.

        We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Investor Relations, Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451 or by calling (781) 810-0114.

        If you would like to request documents from the Company, please do so at least ten business days before the date of the Special Meeting in order to receive timely delivery of those documents prior to the Special Meeting.

        You should rely only on the information contained in this Proxy Statement and the annexes attached hereto to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from that contained in this Proxy Statement or such annexes.

INCORPORATION BY REFERENCE

        We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. This document incorporates by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, definitive proxy statement on Schedule 14A for the Company's 2020 Annual Meeting of Stockholders, and the Company's Current Reports on Form 8-K, filed with the SEC on January 13, 2020, April 13, 2020, April 22, 2020 and April 29, 2020.

 OTHER MATTERS

        As of the date hereof, the Company does not know of any other matters that may be presented for action at the Special Meeting other than the matters described herein.

By Order of the Board of Directors,
/s/ MANOUSSOS PERROS, PH.D. Manoussos Perros, Ph.D. President and Chief Executive Officer

May [    •    ] , 2020

ANNEX A
EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

ENTASIS THERAPEUTICS HOLDINGS INC.

AND

INNOVIVA, INC.

Dated as of April 12, 2020

A-i

A-ii

 EXHIBITS

Exhibit A	Investor Rights Agreement
Exhibit B	Warrant Certificate
Exhibit C	Voting Agreement
Exhibit D	Registration Rights Agreement

A-iii

SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (together with all Exhibits and Schedules hereto, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), dated as of April 12, 2020, is made by and between (i) Entasis Therapeutics Holdings Inc., a Delaware corporation (the "Company"), and (ii) Innoviva, Inc. (the "Purchaser"). The Company and the Purchaser are referred to herein individually as a "Party," and, collectively as the "Parties." Capitalized terms used herein and not otherwise defined herein are defined in Article I hereof.

RECITALS

        WHEREAS, subject to the terms and conditions contained in this Agreement, at the Closing, the Company intends to issue and sell to the Purchaser (a) 14,000,000 shares of fully paid and non-assessable Common Stock (the "Purchased Common Stock") and (b) Warrants to purchase 14,000,000 shares of Common Stock (as may be adjusted pursuant to Section 2.1(a)) (the "Purchased Warrants"), and the Purchaser desires to purchase such Purchased Common Stock and Purchased Warrants from the Company

        WHEREAS, each share of Purchased Common Stock and each Purchased Warrant will be issued and sold to the Purchaser as a unit at the First Closing and the Second Closing, as applicable, for a per unit price of $2.50 (the "Per Unit Purchase Price") payable in accordance with the terms hereof; and

        WHEREAS, the Board has unanimously determined that this Agreement and the transactions contemplated hereby are advisable, fair and in the best interests of the Company and its stockholders.

        NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company (on behalf of itself and each of its direct and indirect Subsidiaries) and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.     Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

        "Acquisition Proposal" has the meaning set forth in Section 5.2.

        "Action" means, any action, suit, claim, arbitration, mediation, litigation, hearing, or other proceeding by or before any court, tribunal or arbitrator or any Governmental Entity.

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person; provided, however, that neither Purchaser nor any of its Affiliates shall be deemed to be an Affiliate of the Company or any of its direct and indirect Subsidiaries for purposes of this Agreement. "Affiliates" and "Affiliated" have correlative meanings.

        "Agreement" has the meaning set forth in the Preamble.

        "Board" means the Board of Directors of the Company.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks are required or permitted to be closed in the State of California.

        "Bylaws" means the Company's bylaws, as amended through the date hereof.

        "Capital Stock" means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

        "Certificate of Incorporation" means the certificate of incorporation of the Company, as amended through the date hereof.

        "Closing" means the First Closing and the Second Closing, collectively.

        "Common Stock" means the common stock, par value $0.001 per share, of the Company, and any Capital Stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

        "Company" has the meaning set forth in the Preamble.

        "Company's Knowledge," "Knowledge of the Company" or "Knowledge" means the actual knowledge of Manoussos Perros, Ph.D. and Michael Gutch, Ph.D and, solely with respect to the representations in Section 3.21, the actual knowledge of David Altarac, MD, John Mueller, PhD and Ruben Tommasi, PhD.

        "Company Organizational Documents" mean the Certificate of Incorporation and the Bylaws.

        "Consolidated Group" means the Company and its wholly owned subsidiary, Entasis Therapeutics Inc.

        "Contract" means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.

        "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise. "Controlled" has a correlative meaning.

        "Definitive Documents" means this Agreement, the Registration Rights Agreement, the Investor Rights Agreement, the Warrant Certificate and each of the other agreements and instruments entered into and delivered by the Parties hereto in connection with the transactions contemplated hereby.

        "Environmental Laws" means all applicable federal, state, local or foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, demands or demand letters, licenses, notices or notice letters, Orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that together with the Company or any of its Subsidiaries is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

        "ERISA Event" means (1) a Reportable Event with respect to a Pension Plan; (2) a withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (3) a complete or partial withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any member of the Consolidated Group or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is in reorganization within the meaning of Title IV of ERISA or that a Multiemployer Plan has been determined to be in "endangered" or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (4) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (5) the imposition of any liability under Title IV of ERISA, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, any of its Subsidiaries or any of their respective ERISA Affiliates, (6) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Pension Plan, (7) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan, (8) the imposition of a Lien under Section 303(k) of ERISA with respect to any Pension Plan, (9) a determination that any Pension Plan is in "at risk" status (within the meaning of Section 303 of ERISA), or (10) the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA.

        "Expense Reimbursement" means the reimbursement obligation contemplated by Section 5.9.

        "FDA" means the United States Food and Drug Administration.

        "First Closing" has the meaning set forth in Section 2.2(a).

        "First Closing Date" has the meaning set forth in Section 2.2(a).

        "First Common Stock" means the maximum number of shares of Common Stock issuable at the First Closing to Purchaser in compliance with any and all Laws and without the requirement for the prior receipt of the Stockholder Approval under the listing requirements of the NASDAQ Global Market, assuming that Warrants to purchase an equal number of shares of Common Stock are also issued to Purchaser at the First Closing.

        "First Purchase Price" means an amount in cash equal to the product of (i) the number of shares of First Common Stock multiplied by (ii) the Per Unit Purchase Price.

        "First Warrants" means Warrants to purchase a number of shares of Common Stock equal to the number of shares of First Common Stock.

        "Fundamental Representations" has the meaning set forth in Section 9.14.

        "GAAP" means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

        "Governmental Entity" means any applicable nation, state, county, city, town, village, district or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), stock exchange, multi-national organization or body, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

        "Indebtedness" means (a) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term and whether secured or unsecured; (b) any indebtedness evidenced by any note, bond, debenture or other security or similar instrument; (c) any liabilities with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (d) any liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP as capital leases; (e) any liabilities under any performance bond or letter of credit or any bank overdrafts and similar charges; (f) any accrued interest, premiums, penalties and other obligations relating to the foregoing items in clauses (a) through (e); and (g) any indebtedness referred to in clauses (a) through (f) above of any Person that is either guaranteed (including under any "keep well" or similar arrangement) by, or secured (including under any letter of credit, banker's acceptance or similar credit transaction) by any Lien upon any property or asset owned by, the Company or any of its Subsidiaries.

        "Insolvent" means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company's and its Subsidiaries' assets is less than the amount required to pay the Company's and its Subsidiaries' total Indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company's or such Subsidiary's (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

        "Investor Rights Agreement" means an Investor Rights Agreement to be entered into by the Company, Purchaser and the other parties thereto in substantially the form set forth on Exhibit A hereto.

        "Law" means any law, statute, code, ordinance, regulation or rule of any Governmental Entity.

        "Lien" means any lien, adverse claim, charge, option, right of first refusal, preemptive right, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, Taxes, conditional sale or other title retention agreement, defect in title or other restrictions of any kind; provided that restrictions on transfer arising under applicable securities Laws shall not be Liens.

        "Material Adverse Effect" means any effect, change, event, development, condition or occurrence (each, an "Effect") that, individually or together with all other Effects, (i) has had or would be reasonably expected to have or result in a material adverse effect or material adverse change on the business, assets, liabilities, properties, financial condition or operating results of the Company and its Subsidiaries, taken as a whole, or (ii) to the ability of the Company to consummate timely the transactions contemplated by this Agreement, provided, however, that, none of the following Effects, by itself or when aggregated with any one or more other Effects, shall be deemed to be or constitute a Material Adverse Effect and none of the following Effects, by itself or when aggregated with any one or more other Effects, shall be taken into account when determining whether a Material Adverse Effect has occurred or is reasonably likely to occur for purposes of clause (i) above: (A) (1) general market, economic or political conditions in the United States or worldwide or (2) conditions (or any changes therein) generally affecting the industries in which the Company conducts business, in each case, including any acts of terrorism or war, in the case of each of clauses (1) and (2), solely to the extent that such Effects do not have and are not reasonably likely to have a disproportionate impact on the Company, relative to other companies operating in the same industries in which the Company conducts business; or (B) the announcement or the existence of this Agreement and the transactions contemplated hereby.

        "Material Contract" means any Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

        "Multiemployer Plan" means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any member of the Consolidated Group or any of their respective ERISA Affiliates makes or is obligated to make contributions, or, during the preceding five (5) plan years, has made or has been obligated to make contributions.

        "NASDAQ Global Market" means the stock market index maintained by the National Association of Securities Dealers Automated Quotations (NASDAQ).

        "Order" means any judgment, order, award, injunction, writ, permit, license, settlement or decree issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator of applicable jurisdiction (in each case, whether temporary, preliminary or permanent).

        "Party" or "Parties" has the meaning set forth in the Preamble.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates or to which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates contributes or has an obligation to contribute or has made or has had an obligation to make contributions at any time in the preceding five plan years.

        "Person" means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

        "Pharmaceutical Product" means any product, compound, medicine or therapeutic which is subject to regulation as a drug, medicine or controlled substance by the United States Food and Drug Administration or any regulatory authority outside the United States.

        "Plan" means any material "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or any of its Subsidiaries, or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

        "Registration Rights Agreement" shall have the meaning set forth in Section 5.5.

        "Related Party" means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

        "Reportable Event" means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

        "Representatives" means, with respect to any Person, such Person's directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

        "Required Minimum" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to this Agreement, including the shares of Common Stock issuable upon exercise in full of all Purchased Warrants.

        "Sanctioned Country" means any country or region that is subject or target of a comprehensive trade embargo under Sanctions.

        "Sanctioned Person" means any individual or entity that is the subject or target of Sanctions, including (i) any individual or entity listed on any Sanctions-related restricted party list, including the U.S. Department of Treasury, Office of Foreign Asset Control's ("OFAC") Specially Designated Nationals and Blocked Persons List and the EU Consolidated List, (ii) any entity that is owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i) above, (iii) any national, resident, government, agency, or instrumentality of a Sanctioned Country or (iv) any individual or entity otherwise the subject or target of Sanctions.

        "Sanctions" means all applicable Laws relating to economic, financial or trade sanctions, including any such Laws administered or enforced by the U.S. government (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom (include by Her Majesty's Treasury) or any other relevant Governmental Entity that administers or enforces economic, financial or trade sanctions.

        "SEC" means the United States Securities and Exchange Commission.

        "Second Closing" has the meaning set forth in Section 2.3(a).

        "Second Closing Abandonment" has the meaning set forth in Section 8.4.

        "Second Closing Date" has the meaning set forth in Section 2.3(a).

        "Second Common Stock" means an amount equal to (i) the aggregate number of shares of Purchased Common Stock minus (ii) the number of shares of First Common Stock.

        "Second Purchase Price" means an amount in cash equal to the product of (i) the number of shares of Second Common Stock multiplied by (ii) the Per Unit Purchase Price.

        "Second Warrants" means Warrants to purchase a number of shares of Common Stock equal to the number of shares of Second Common Stock.

        "Securities" means the Purchased Common Stock and the Purchased Warrants (including the shares of Common Stock issuable upon exercise of the Purchased Warrants), in each case, that will be delivered to Purchaser pursuant to this Agreement.

        "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

        "Stockholder Approval" means such approval as may be required by the applicable rules and regulations of the NASDAQ Global Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by this Agreement and the other Definitive Documents.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests,

(b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.

        "Tax Contest" means any audit, suit, conference, action, assessment, investigation, claim, administrative or judicial proceeding, or other similar interaction with a Governmental Entity with respect to any Tax.

        "Tax Returns" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

        "Taxes" means (i) all taxes, assessments, duties, levies or other similar governmental charges paid or payable to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon, (ii) any liability for such amounts described in clause (i) as a result of being a member of a combined, consolidated, unitary, or affiliated group and (iii) any and all liability for the payment of any amounts described above in clauses (i) and (ii) as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability. "Taxing" and "Taxation" each have a correlative meaning.

        "Termination Date" has the meaning set forth in Section 8.1(b).

        "Termination Fee" has the meaning set forth in Section 8.3.

        "Voting Agreements" means the voting agreements to be entered into by the Purchaser and certain stockholders of the Company holding at least a majority of the outstanding shares of Common Stock as of the date hereof, in substantially the form set forth on Exhibit C hereto.

        "Warrant Certificate" means the certificate in substantially the form attached hereto as Exhibit B.

        "Warrants" means warrants to purchase shares of Common Stock, at an exercise price of $2.50 per share, represented by and on the terms set forth herein and in the Warrant Certificate.

        "Withdrawal Liability" means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

        Section 1.2    Construction.     In this Agreement, unless the context otherwise requires:

          (a)   references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

          (b)   references in this Agreement to "writing" or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

          (c)   words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

          (d)   the words "hereof," "herein," "hereto" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

          (e)   the term "this Agreement" shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

          (f)    "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words;

          (g)   references to "day" or "days" are to calendar days;

          (h)   if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

          (i)    references to "the date hereof" or "the date of the Agreement" means the date of this Agreement;

          (j)    references to "ordinary course of business" means the ordinary and usual course of normal day-to-day operations of the Company, consistent with past practices

          (k)   the word "or" is disjunctive but not necessarily exclusive;

          (l)    unless otherwise specified, references to any Law means such Law as amended from time to time and includes any successor Law thereto and any rules or regulations promulgated thereunder in effect from time to time; and

          (m)  references to "dollars" or "$" refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II

PURCHASE AND SALE

        Section 2.1    The Purchase and Sale.

        (a)   On the terms and subject to the conditions set forth herein, at the First Closing, the Purchaser hereby agrees to purchase (or cause certain of its Subsidiaries to purchase), and the Company shall sell to Purchaser (or such Subsidiaries) in exchange for the First Purchase Price, (i) the First Common Stock, free and clear of all Liens and (ii) the First Warrants, free and clear of all Liens; provided, that, if during the period from the date hereof until and including the First Closing, the Company issues to any Person any shares of Common Stock or Capital Stock or similar securities convertible into, exchangeable for or having the right to subscribe for shares of Common Stock at a price per share less than the Per Unit Purchase Price (other than shares of Common Stock issued upon the exercise of options, warrants or similar securities outstanding as of the date hereof), the number of First Common Stock and First Warrants issued to the Purchaser at the First Closing will be proportionally and ratably increased such that the First Common Stock and First Warrants issued to Purchaser will not be affected by any such dilution. Notwithstanding anything in this Agreement to the contrary, the total number of First Common Stock that may be issued under this Agreement at the First Closing, including the First Warrants, shall be limited to 2,645,021 shares of Common Stock (the "Exchange Cap"), which equals 19.99% of the Company's outstanding shares of Common Stock as of the date hereof. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

        (b)   On the terms and subject to the conditions set forth herein, at the Second Closing, the Purchaser hereby agrees to purchase (or cause certain of its Subsidiaries to purchase), and the Company shall sell to Purchaser (or such Subsidiaries) in exchange for the Second Purchase Price, (i) the Second Common Stock, free and clear of all Liens and (ii) the Second Warrants, free and clear of all Liens; provided, that, if during the period from the date hereof until and including the Second Closing, the Company issues to any Person any shares of Common Stock or Capital Stock or similar securities convertible into, exchangeable for or having the right to subscribe for shares of Common Stock at a price per share less than the Per Unit Purchase Price (other than shares of Common Stock issued upon the exercise of options, warrants or similar securities outstanding as of the date hereof), the number of Second Common Stock and Second Warrants issued to the Purchaser at the Second Closing will be proportionally and ratably increased such that the Second Common Stock and Second Warrants issued to Purchaser will not be affected by any such dilution.

        (c)   The Parties agree that the Common Stock and Warrants to be purchased by Purchaser hereunder shall be issued in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

        Section 2.2    First Closing.

        (a)   The closing of the purchase of the First Common Stock and First Warrants (the "First Closing") shall take place remotely via the electronic exchange of documents and signatures, or at such other time and place as the Parties may agree in writing, on the first (1st) Business Day after satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied at the First Closing, but subject to the satisfaction or waiver of those conditions). The date on which the First Closing actually occurs shall be referred to herein as the "First Closing Date." At the First Closing, the Company shall issue the First Common Stock and First Warrants to the Purchaser free and clear of all Liens against payment by the Purchaser of the First Purchase Price.

        (b)   At the First Closing, the Company shall:

            (i)  deliver or cause to be delivered to the Purchaser:

            (A)  a certificate of good standing of the Company as of a date no earlier than two (2) Business Days prior to the First Closing Date;

            (B)  the certificate contemplated by Section 6.1(f);

            (C)  counterparts to Warrant Certificates representing the full number of First Warrants (as may be adjusted pursuant to Section 2.1(a));

            (D)  an opinion from the Company's outside legal counsel, dated as of the First Closing Date, in a customary form reasonably acceptable to Purchaser;

            (E)  copies of the resolutions or written consents duly adopted by the Board and certified by the Company's secretary authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Charter Amendment or minutes from a duly convened meeting of the Board at which such matters were authorized;

            (F)  counterparts to the Registration Rights Agreement, duly executed by the Company; and

            (G)  counterparts to the Investor Rights Agreement, duly executed by the Company;

           (ii)  deliver or cause to be delivered any other customary documents or certificates reasonably requested by Purchaser which are reasonably necessary to give effect to the Closing; and

          (iii)  pay, or cause to be paid to Purchaser (which may be set off against the First Purchase Price), any portion of the Expense Reimbursement then accrued and unpaid.

        Section 2.3    Second Closing.

        (a)   The closing of the purchase of the Second Common Stock and Second Warrants (the "Second Closing") shall take place remotely via the electronic exchange of documents and signatures, or at such other time and place as the Parties may agree in writing, on the first (1st) Business Day after satisfaction or waiver of the conditions set forth in Section 6.3 and Section 6.4 (other than those conditions that by their terms are to be satisfied at the Second Closing, but subject to the satisfaction or waiver of those conditions). The date on which the Second Closing actually occurs shall be referred to herein as the "Second Closing Date." At the Second Closing, the Company shall issue the Second Common Stock and Second Warrants to the Purchaser free and clear of all Liens against payment by the Purchaser of the Second Purchase Price.

        (b)   At the Second Closing, the Company shall:

            (i)  deliver or cause to be delivered to the Purchaser:

            (A)  a bring down certificate of good standing of the Company as of a date no earlier than two (2) Business Days prior to the Second Closing Date;

            (B)  the certificate contemplated by Section 6.3(f);

            (C)  a certified copy of the Certificate of Incorporation, duly amended to renounce, to the fullest extent permitted by applicable Law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any business opportunities presented to the officers, directors or stockholders of the Company (the "Charter Amendment"), or such other document or instrument reasonably satisfactory to the Purchaser confirming that no such interest or expectancy exists; and

            (D)  counterparts to Warrant Certificates representing the full number of Second Warrants (as may be adjusted pursuant to Section 2.1(b));

           (ii)  pay, or cause to be paid to Purchaser (which may be set off against the Second Purchase Price), any portion of the Expense Reimbursement then accrued and unpaid; and

          (iii)  deliver or cause to be delivered any other customary documents or certificates reasonably requested by Purchaser which are reasonably necessary to give effect to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC's Electronic Data Gathering Analysis and Retrieval system (but excluding any forward-looking disclosures set forth in any "risk factors" section, any disclosures in any "forward-looking statements" section and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company hereby represents and warrants to the Purchaser as of the date hereof, as of the First Closing, and as of the Second Closing, as follows:

        Section 3.1    Organization and Qualification.     Each of the Company and each of its Subsidiaries are entities duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are formed, and each has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Other than the Persons set forth on Exhibit 21.1 to the Company's Annual Report on

Form 10-K, filed with the SEC on March 11, 2020, the Company has no Subsidiaries and does not own Capital Stock in any other Person.

        Section 3.2    Authorization; Enforcement; Validity.     Subject to the Stockholder Approval, the Company has the requisite power and authority to enter into and perform its obligations under the Agreement and the other Definitive Documents, to consummate the transaction contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Agreement and the other Definitive Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities and the reservation for issuance and issuance of Common Stock issuable upon the exercise of the Warrants in accordance with, and pursuant to, the Warrant Certificate) have been duly authorized by the Company, and such authorization has not been, and as of the Closing will not have been, subsequently rescinded or modified in any way, and, no further filing, consent or authorization is or will be required to be made by or on behalf of the Company, its Subsidiaries and their respective boards of directors, stockholders or other governing bodies in connection with the transactions contemplated by the Definitive Documents. The Agreement has been, and the other Definitive Documents to which the Company is a party will be, prior to the First Closing or Second Closing, as applicable, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by applicable federal or state securities Law (the "General Enforceability Exceptions").

        Section 3.3    Issuance of Securities.     The issuance of the Securities is duly authorized, and upon issuance in accordance with the terms of the Definitive Documents will be validly issued, fully paid and non-assessable (to the extent such concepts are applicable) and free and clear of all Liens. The issuances of the Securities in connection with the transactions contemplated by the Definitive Documents are in compliance, in all respects, with all applicable Laws, and the Securities are not subject to, and will not be issued in violation of, any purchase options, call options, rights of first refusal, preemptive rights, subscription rights or any similar rights under applicable Law, the Company Organizational Documents or any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article IV, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. As of the First Closing, the Company will have reserved from its duly authorized Capital Stock the maximum number of shares of Common Stock authorized under its Certificate of Incorporation that are available after giving effect to shares of Common Stock reserved for issuance or issuable upon the exercise of the Purchased Warrants. Upon the issuance of Common Stock following an exercise of the Purchased Warrants in accordance with the Warrant Certificate, such Common Stock, when issued, will be validly issued, fully paid and non-assessable and free and clear of all Liens, with the holders thereof being entitled to all rights accorded to a holder of Common Stock.

        Section 3.4    No Conflicts.     The execution, delivery and performance of this Agreement and the other Definitive Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities and the reservation for issuance and issuance of Common Stock issuable upon the exercise of the Purchased Warrants in accordance with the Warrant Certificate) will not (i) result in a violation of the Certificate of Incorporation, Bylaws, certificate of formation, memorandum of association, articles of association or other organizational documents of the Company or any of its Subsidiaries (collectively, the "Group Companies Organizational Documents"), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a material violation of any Law (including, for the avoidance of doubt, foreign, federal and state securities Laws and the rules and regulations of the NASDAQ Global Market) or Order that would be material to the business of the Company and its Subsidiaries taken as a whole.

        Section 3.5    Consents.     Except as set forth in Section 5.7(c) , neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or the other Definitive Documents, in each case, in accordance with the terms hereof and thereof. To the Company's Knowledge, no facts or circumstances exist which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registrations, applications or filings contemplated by the Definitive Documents.

        Section 3.6    No General Solicitation; Agents' Fees.     Neither the Company, nor any of its Subsidiaries, Affiliates, Representatives or any other Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. No placement agent's fees, financial advisory fees, or brokers' commissions or fees or any similar fees are or will be owed or payable to any Person in connection with transactions contemplated by the Definitive Documents. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Definitive Documents and the transactions contemplated thereby and that the Company's decision to enter into the Definitive Documents to which it is a party has been based solely on the independent evaluation by the Company and its Representatives.

        Section 3.7    Application of Takeover Protections; Rights Agreement.     Prior to the First Closing, the Company and its board of directors will have taken all necessary actions, if any, in order to comply with or obtain waivers in connection with any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under any of the Group Companies Organizational Documents or the Laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Purchaser as a result of the transactions contemplated by the Definitive Documents, including the Company's issuance of the Securities and ownership by the Purchaser of the Securities. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

        Section 3.8    SEC Documents; Financial Statements.

        (a)   The Company (including its predecessors) has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act or the Securities Act (all of the foregoing filed since January 1, 2018, or for such shorter period that the Company was required to file such reports, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered or has made available to Purchaser true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, the rules and regulations of the SEC promulgated thereunder and the rules and regulations of the NASDAQ Global Market, in each case, applicable to the SEC Documents, and none of the SEC Documents contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is subject to the periodic reporting requirements of the 1934 Act. There are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Company's Knowledge, no SEC Document is the subject of ongoing SEC review or outstanding SEC investigation.

        (b)   As of their respective dates, the audited and unaudited financial statements of the Company and its predecessors included in the SEC Documents (including, in each case, the notes thereto, the "Financial Statements"), complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. The Financial Statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Company is not currently contemplating to amend or restate any of the Financial Statements (including any notes or any letter of the independent accountants of the Company with respect thereto), nor, to the Company's Knowledge, do there exist any facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

        (c)   The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that are effective to provide reasonable assurances regarding the reliability of the financial reporting and the preparation of financial statements of the Company and its Subsidiaries for external purposes in accordance with GAAP, and includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) transactions are recorded as necessary to permit preparation of financial statements and (iii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountants, Governmental Entities or other Person relating to (x) any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries or (y) any fraud, whether or not material, that involves (or involved) the management or other employees of the Company or its Subsidiaries who have (or had) a significant role in the Company's or its Subsidiaries' internal controls.

        (d)   There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

        (e)   There are no material disagreements of any kind presently existing or, to the Company's Knowledge, reasonably anticipated to arise between the Company and any of its Subsidiaries, on the one hand, and the accountants and lawyers formerly or presently engaged by the Company (including its predecessors) and any of Subsidiaries thereof, on the other hand, and the Company and each of its Subsidiaries is current with respect to any fees owed to its respective accountants and lawyers which, the failure to pay could affect the Company's ability to perform any of its obligations under any of the Definitive Documents.

        Section 3.9    Absence of Certain Changes.     Since December 31, 2019 (the "10-K Date"), no Material Adverse Effect has occurred, and there has not been, and there does not exist, any Effect that would reasonably be expected to have a Material Adverse Effect. Since the 10-K Date, neither the Company nor any of its Subsidiaries has taken any action that if taken after the date hereof would require the consent of the Purchaser pursuant to Section 5.1(b). Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any applicable Law relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and, after giving effect to the transactions contemplated by the Definitive Documents, will not be, Insolvent. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and does not plan to engage in any business or in any transaction, for which the Company's or such Subsidiary's remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

        Section 3.10    Conduct of Business; Regulatory Permits.

        (a)   Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the Group Companies Organizational Documents. Neither the Company (including its predecessors) nor any Subsidiaries thereof (i) is, or has been since January 1, 2017, in violation of any applicable Law or Order applicable thereto or (ii) has received since January 1, 2017 a notification or communication from any Governmental Entity asserting that it is not or has not been in compliance with any applicable Law or Order, except which could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in material violation of any of the rules, regulations or requirements of the NASDAQ Global Market, and has no Knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of trading the Common Stock by the NASDAQ Global Market. Since January 1, 2017, (i) the Common Stock has been listed or designated for quotation on the NASDAQ Global Market, (ii) trading in the Common Stock has not been suspended by the SEC or the NASDAQ Global Market and (iii) the Company has received no communication, written or oral, from the SEC or the NASDAQ Global Market regarding the suspension or delisting of the Common Stock from the NASDAQ Global Market. The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate Governmental Entity necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit, except to the extent that the failure to possess all such licenses, certificates, authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect. There is no Contract or Order binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which, individually or together with any other Contract or Order, has had or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries.

        (b)   The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, since January 1, 2020, received notice from the NASDAQ Global Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Global Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

        Section 3.11    Certain Regulatory Matters.

        (a)   None of the Company (including its predecessors), any Subsidiaries thereof or any of their respective directors, officers, or other Representatives (individually and collectively, a "Company Affiliate") have violated the U.S. Foreign Corrupt Practices Act (the "FCPA") or any other applicable anti-bribery or anti-corruption Law, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of, any money, or offered, given, promised to give, or authorized the giving of, anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity or any political party or official thereof or to any candidate for political office (individually and collectively, a "Government Official") or to any Person under circumstances in which such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity; or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

        (b)   The Company has in place policies, procedures and controls that ensure compliance with the (i) FCPA and (ii) other applicable anti-bribery or anti-corruption laundering Laws in each foreign jurisdiction in which the Company does business.

        (c)   No Company Affiliate or any other business entity or enterprise with which the Company or any Subsidiary is or has been Affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (i) as a kickback, bribe gratuity, lobbying expenditure, political contribution or contingent fee payment to any Person or (ii) to any political organization, or to the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

        (d)   The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations and Sanctions, including the Laws, executive orders and sanctions programs administered by OFAC. No Company Affiliate (x) is a Sanctioned Person or has any reason to believe that it is acting on behalf of, or for the benefit of, any Sanctioned Person or (y) has engaged in any dealings with or the benefit of any Sanctioned Person, or in or involving any Sanctioned Country.

        (e)   Since January 1, 2017, no allegations of sexual harassment have been made to the Company (including its predecessors) or any Subsidiaries thereof against any individual in his or her capacity as director or a managerial employee, or to the Company's Knowledge, any other employee, of the Company (including its predecessors) or any Subsidiaries thereof.

        Section 3.12    Sarbanes-Oxley Act.     The Company and each of its Subsidiaries is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

        Section 3.13    Transactions With Affiliates.     There have not been any transactions or Contracts or series of related transactions or Contracts required to be disclosed under Item 404 of Regulation S-K under the 1934 Act.

        Section 3.14    Capitalization

        (a)   As of the date hereof, the authorized Capital Stock of the Company consists of 125,000,000 shares of Common Stock, of which 13,291,563 are issued and outstanding, and 10,000,000 share of preferred stock, of which none are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. Except for the foregoing Capital Stock, the Company has no other Capital Stock authorized, reserved for issuance or outstanding.

        (b)   All of the Company's outstanding Capital Stock is duly authorized and validly issued, fully paid and non-assessable (as such concepts are applicable). All the outstanding shares of Capital Stock of each Subsidiary of the Company have been validly issued and are fully paid and non-assessable (to the extent such concepts are applicable) and are owned, directly or indirectly, by the Company free and clear of all Liens.

        (c)   (A) None of the Company's or any of its Subsidiaries' Capital Stock is subject to preemptive rights or any other similar rights or restrictions or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock of the Company or any of its Subsidiaries, or Contracts by which the Company or any of its Subsidiaries is or may become bound to issue additional Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock of the Company or any of its Subsidiaries; (C) there are no Contracts under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments or Capital Stock containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (F) neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (G) there are no stockholder agreements, voting trusts or other agreements to which the Company or any of its Subsidiaries is a party or by they are bound relating to the voting of any shares, interests or Capital Stock of the Company or any of its Subsidiaries.

        (d)   True, correct and complete copies of the Company Organizational Documents, and the terms of all convertible securities and the material rights of the holders thereof in respect thereto, are set forth in, or filed as exhibits to the SEC Documents.

        Section 3.15    Indebtedness.     Neither the Company nor any of its Subsidiaries has any outstanding Indebtedness.

        Section 3.16    Material Contracts.     Neither the Company nor any of its Subsidiaries is party to, and none of their respective properties or assets are bound by, a Material Contract. Each Material Contract set forth in the SEC Documents is in full force and effect, and is a legal, valid and binding agreement of the Company or its Subsidiaries, as applicable, and, to the Company's Knowledge, the other parties thereto, subject only to the General Enforceability Exceptions. There is no material default or breach by the Company or any of its Subsidiaries, as applicable, with respect to any such Material Contract or, to the Company's Knowledge, any other party thereto, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or would permit termination, material modification or acceleration thereof by any party to such Material Contract. Neither the Company nor any of its Subsidiaries has waived any material rights under any such Material Contract. Neither the Company nor any of its Subsidiaries has received written notice of the intention of any third party under any such Material Contract to cancel, terminate or materially modify the terms of any such Material Contract, or accelerate the obligations of the Company or any of its Subsidiaries, as applicable, thereunder. There are no current or pending financing arrangements or assignments of proceeds with respect to any such Material Contract.

        Section 3.17    Litigation.     Except as would not, individually or in the aggregate, have a Material Adverse Effect, there is no, and since January 1, 2017 there has not been, any Action before or by the NASDAQ Global Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company (including its predecessors) or any of Subsidiaries thereof, the Capital Stock thereof or any current or former officers, directors, managers or employees thereof, whether of a civil or criminal nature or otherwise, in their capacities as such. To the Knowledge of the Company, no current or former director, officer, manager or employee of the Company (including its predecessors) or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company (including its predecessors), any Subsidiaries thereof or any current or former director, officer, manager of employee of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the 1934 Act. To the Company's Knowledge, no fact exists which might result in or form the basis for any such Action. Neither the Company nor any of its Subsidiaries is subject to any Order.

        Section 3.18    Insurance.     The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, in each case, as is customary in the businesses in which the Company and its Subsidiaries are engaged. All premiums due and payable in respect of such insurance policies maintained by the Company and its Subsidiaries have been paid in full. Neither the Company nor any of its Subsidiaries have been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on substantially the same terms as now in effect. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no such insurance policy of the Company or any of its Subsidiaries has been, or has been threatened to be, cancelled by the applicable insurer since January 1, 2017, and neither the Company nor any of its Subsidiaries has received any written notice of cancellation or non-renewal of any such insurance policy.

        Section 3.19    Employee Relations.     The Company and each of its Subsidiaries maintains good relationships with their respective employees. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or the applicable Subsidiary that such executive officer or key employee intends to terminate, or materially amend the terms of, its employment with the Company or the applicable Subsidiary. To the Company's Knowledge, no executive officer or other key employee of the Company or any of its Subsidiaries is or will be (with or without the passage of time, or both), in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information Contract, non-competition Contract or any other Contract, or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign Laws respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect. There are no strikes or other labor disputes against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there are no strikes or other labor disputes threatened against the Company or any of its Subsidiaries.

        Section 3.20    Title.

        (a)   The Company and each of its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries, as applicable (the "Real Property"). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current Taxes not yet due for which adequate reserves (as determined in accordance with the GAAP) have been established on the Financial Statements, (b) zoning Laws and other land use restrictions that do not, and will not (with or without the passage of time, or both) impair the present or anticipated use of the Real Property subject thereto, and (c) mechanics', carriers', workmen's, warehousemen's, repairmen's or other statutory liens arising in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect. Each Real Property held under lease by the Company or any of its Subsidiaries is held by the Company or its applicable Subsidiary under a valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the current and anticipated use made and proposed to be made of such Real Property and buildings by the Company or any of its Subsidiaries, as applicable.

        (b)   Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the "Fixtures and Equipment"). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs, except for routine maintenance and repairs in the ordinary course of business, and are sufficient, in all material respects, for the conduct of the Company's and its Subsidiaries' businesses as currently conducted. The Company and its Subsidiaries collective own all of the Fixtures and Equipment free and clear of all Liens except for (a) Liens for current Taxes not yet due for which adequate reserves (as determined in accordance with GAAP) have been established on the Financial Statements, (b) zoning Laws and other land use restrictions that do not impair the present or anticipated use of the Fixtures and Equipment subject thereto, (c) mechanics', carriers', workmen's, warehousemen's, repairmen's or other statutory liens arising in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect and (d) minor liens that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or its any of Subsidiaries.

        Section 3.21    Intellectual Property Rights.

        (a)   The Company and its Subsidiaries collectively own or possess good and marketable title to, or valid licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and presently proposed to be conducted in all material respects. None of the Company's material Intellectual Property Rights have expired or have been terminated or abandoned, or are expected to expire, or to be terminated or abandoned, in each case, within three (3) years from the date of the Agreement, except any such Intellectual Property Rights that would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not have any Knowledge of any infringement, misappropriate or violation by the Company or its Subsidiaries of Intellectual Property Rights of others.

        (b)   Subject to the license and collaboration agreement with Zai Lab (Shanghai) Co., Ltd., the Company is the exclusive owner of the entire right, title and interest in and to durlobactam (formerly ETX2514), sulbactam-durlobactam (SUL-DUR, formerly ETX2514SUL) and ETX0282CPDP (collectively, the "Products"), and is the exclusive owner of the entire right, title and interest in and to, or has licensed or has the right to license all Intellectual Property Rights in the Products, all data associated therewith, and all Intellectual Property Rights covering or relating to the Products, free and clear of all liens. To the Company's Knowledge, all patents owned or controlled by the Company that have been issued or granted by the appropriate patent office are valid and enforceable.

        (c)   Subject to the terms of the July 2017 collaboration agreement between the Company and the Global Antibiotic Research and Development Partnership ("GARDP"), the Company is the exclusive owner of the entire right, title and interest in and to zoliflodacin, and is the exclusive owner of the entire right, title and interest in and to, or has licensed or has the right to license all Intellectual Property Rights in zoliflodacin, all data associated therewith, and all Intellectual Property Rights covering or relating to zoliflodacin, free and clear of all liens. To the Company's Knowledge, all patents owned or controlled by the Company that have been issued or granted by the appropriate patent office are valid and enforceable.

        (d)   There is no action which has been brought, or to the Knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except such as would not, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Company, there are no facts or circumstances which might give rise to any actions regarding the Company's Intellectual Property Rights.

        (e)   To the Company's Knowledge, the manufacture, use, offer for sale, sale and/or importation of any of the Products or zoliflodacin will not infringe any patent or other Intellectual Property Rights of any third party. Neither Company nor any of its Subsidiaries has received written or oral notice of any action, suit or proceeding that claims, that the development, manufacture, use, marketing, sale, offer for sale, importation or distribution of any Product or zoliflodacin would infringe on Intellectual Property Rights of any third party.

        (f)    The Company is in material compliance with all terms of and obligations under its March 2017 and October 2017 funding agreements with the Trustees of Boston University, as amended in September 2019 (the "CARB-X Agreements") to utilize funds from the U.S. government through the Combating Antibiotic Resistant Bacteria Biopharmaceutical Accelerator (CARB-X) program, and has not breached and is not in default under any provision of the CARB-X Agreements.

        (g)   To the Knowledge of the Company, no event has occurred that would give the Trustees of Boston University or CARB-X the right to unilaterally terminate the CARB-X Agreements. The Company has not received any notice of an intention by the Trustees of Boston University or CARB-X to terminate the CARB-X Agreements, and the Company has not agreed with the Trustees of Boston University or CARB-X to terminate the CARB-X agreements in whole or in part.

        (h)   The Company is in material compliance with all terms of and obligations under its April 2018 license and collaboration agreement with Zai Lab (Shanghai) Co., Ltd. ("the Zai Lab Agreement") regarding durlobactam and sulbactam-durlobactam, and has not breached and is not in default under any provision of the Zai Lab Agreement.

        (i)    To the Knowledge of the Company, no event has occurred that would give Zai Lab the right to unilaterally terminate the Zai Lab Agreement. The Company has not received any notice of an intention by Zai Lab to terminate the Zai Lab Agreement, and the Company has not agreed with Zai Lab to terminate the Zai Lab Agreement in whole or in part.

        (j)    The Company is in material compliance with all healthcare laws and regulations.

        (k)   The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. In the past five years, the Company and its Subsidiaries have not: (i) experienced any actual, alleged or suspected data breach or other security incident or (ii) been subject to or received any notice of any audit, investigation, complaint, or other claim concerning the violation of any data protection laws.

        Section 3.22    Environmental Laws.

        (a)   The Company (including its predecessors) and Subsidiaries thereof (A) are, and since January 1, 2017 have been, in compliance with any and all Environmental Laws (as defined below), and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company is in violation of, or has any liability under, any Environmental Law, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect.

        (b)   No Hazardous Materials (i) have been disposed of or otherwise released from any currently or formerly owned Real Property of the Company (including its predecessors) or any Subsidiaries thereof in violation of any Environmental Laws; and (ii) are, to the Company's Knowledge, present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws.

        Section 3.23    Tax Status.     The Company and each of its Subsidiaries (i) has filed all Tax Returns required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those being contested in good faith for which adequate reserves (as determined in accordance with the GAAP) have been established on the Financial Statements and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply, except in case of (i) and (ii), where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There are no unpaid Taxes claimed to be due and payable by the Taxing authority of any jurisdiction, and, to Knowledge of the Company, no facts or circumstances exist of that would be the basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the "Code").

        Section 3.24    Investment Company Status.     The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

        Section 3.25    U.S. Real Property Holding Corporation.     The Company (including its predecessors) and all Subsidiaries thereof is not, has not ever been, and, for so long as any of the Securities are held by the Purchaser, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

        Section 3.26    Registration Eligibility.     The Company is, and from and after the First Closing will be, eligible to register the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Purchaser using Form S-3 promulgated under the 1933 Act.

        Section 3.27    Transfer Taxes.     On the Second Closing Date, all stock transfer or other Taxes (other than income or similar Taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to Purchaser pursuant to this Agreement will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such Taxes will be or will have been complied with in all material respects.

        Section 3.28    Shell Company Status.     The Company is not an issuer identified in, and subject to, Rule 144(i).

        Section 3.29    ERISA Compliance.

        (a)   Each Plan is in material compliance with the applicable provisions of ERISA, the Code and other applicable federal or state Laws.

        (b)   (i) No ERISA Event has occurred for which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has any residual liability; and (ii) no ERISA Event is expected to occur, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

        (c)   At no time since April 1, 2016 or otherwise, to the Company's Knowledge during the past six (6) years, has the Company (including its predecessors) or any member of the "Controlled Group" thereof (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)) maintained, sponsored or contributed to, or been obligated to contribute to (i) any retirement plan which is subject to Title IV of ERISA or Section 412 of the Code or (ii) any Multiemployer Plan.

        Section 3.30    Management.     Since January 1, 2017, no current or former officer or director or, to the Knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company (including its predecessors) or any Subsidiaries thereof has been the subject of:

          (a)   a petition under applicable bankruptcy Laws or any other applicable insolvency or moratorium Law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner, or any corporation or business association of which such person was an executive officer;

          (b)   a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

          (c)   any Order that has not subsequently reversed, suspended or vacated, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

              (i)  engaging in any particular type of business practice; or

             (ii)  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities Laws or commodities Laws;

          (d)   any Order that has not been subsequently reversed, suspended or vacated, barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

          (e)   a finding by a Governmental Entity in a civil Action or by the SEC or other authority to have violated any securities Laws or decrees, and the judgment in such civil Action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

          (f)    a finding by a Governmental Entity in a civil Action or by the Commodity Futures Trading Commission to have violated any federal commodities Laws, and the judgment in such civil Action or finding has not been subsequently reversed, suspended or vacated.

        Section 3.31    FDA.     There is no pending, completed or, to the Company's Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other Governmental Entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.

        Section 3.32    Stock Option Plans.     Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable Law. No stock option granted under the Company's stock option plan has been backdated. The Company has not granted, and there is no and has not been any policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

        Section 3.33    No Disqualification Events.     With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the offering of the Securities contemplated by this Agreement, or to the Company's Knowledge, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad

Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Purchaser a copy of any disclosures provided thereunder. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchaser or other potential purchasers in connection with the sale of the Securities contemplated by this Agreement.

        Section 3.34    No Integrated Offering.     Assuming the accuracy of the Purchasers' representations and warranties set forth in this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act or (ii) any applicable stockholder approval provisions of the NASDAQ Global Market.

        Section 3.35    Regulation M Compliance.     The Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

        Section 3.36    Proxy Statement.     None of the information in the Proxy Statement will, on the date it is filed, on the date it is first mailed to the stockholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the time of the Special Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        Section 3.37    Specified Contract.     The Contract set forth on Schedule 3.37 has been terminated and is of no further force and effect, with no ongoing liabilities or obligations of the Company, other than customary indemnification and expense reimbursement obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        Purchaser hereby represents and warrants as of the date hereof, as of the First Closing, and as of the Second Closing, as follows:

        Section 4.1    Organization.     Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

        Section 4.2    Organizational Power and Authority.     Purchaser has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken or will take all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and the transactions contemplated hereby.

        Section 4.3    Execution and Delivery.     This Agreement has been validly executed and delivered by Purchaser, and, assuming due and valid execution and delivery hereof by the Company, will constitute valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar

Laws limiting creditors' rights generally or by equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

        Section 4.4    No Conflict.     The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby (a) will not conflict with, or result in a breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which Purchaser is party or is bound or to which any of the property or assets of Purchaser are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws of Purchaser, and (c) will not result in any material violation of any Law or Order applicable to Purchaser or any of its properties, except in each of the cases described in clauses (a) through (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact Purchaser's performance of its obligations under this Agreement.

        Section 4.5    Consents and Approvals.     No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over Purchaser or any of its properties is required for the execution and delivery by Purchaser of this Agreement, the compliance by Purchaser with the provisions hereof and the consummation of the transactions contemplated hereby, except any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact Purchaser's performance of its obligations under this Agreement.

        Section 4.6    No Registration.     Purchaser understands that (a) the Purchased Common Stock and Purchased Warrants (including any shares of Common Stock issuable upon exercise thereof) have not been registered under the Securities Act by reason of a specific exemption or exclusion from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein or otherwise made pursuant hereto and (b) the foregoing securities cannot be sold unless subsequently registered under the Securities Act or an exemption or exclusion from registration is available.

        Section 4.7    Purchasing Intent.     Purchaser is acquiring the Purchased Common Stock and Purchased Warrants (including any shares of Common Stock issuable upon exercise thereof) for its own account or accounts or funds over which it or its Affiliates hold voting or investment discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and Purchaser has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

        Section 4.8    Sophistication; Investigation.     Purchaser has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Purchased Common Stock and Purchased Warrants (including any shares of Common Stock issuable upon exercise thereof). Purchaser is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act and an "institutional account" within the meaning of Rule 4512 of the Financial Industry Regulatory Authority or a "qualified institutional buyer" within the meaning of Rule 144A of the Securities Act. Purchaser understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). Except for the representations and warranties expressly set forth in this Agreement, Purchaser has independently evaluated the merits and risks of its decision to enter into this Agreement and consummate the transactions contemplated hereby.

        Section 4.9    Sufficient Funds.     Purchaser has, or at the applicable Closing will have, sufficient assets and the financial capacity to perform all of its obligations under this Agreement.

        Section 4.10    Bad Actor.     Neither the Purchaser nor any person or entity with whom the Purchaser will share beneficial ownership of the Purchased Common Stock is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

        Section 4.11    Disclaimer of Other Representations and Warranties.     Except as expressly set forth in Article III (as qualified by the SEC Documents) or in any other Definitive Document, Purchaser acknowledges that neither the Company nor any other Person has made or is making any representation or warranty of any kind, express or implied, at law or in equity, including with respect to it or any of its Subsidiaries or any of their respective businesses, assets, liabilities, condition (financial or otherwise), prospects or operations, or otherwise, and any such other representations and warranties are hereby expressly disclaimed by the Company. Without limiting the foregoing, Purchaser has received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations, and Purchaser is making its own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plan information, and Purchaser has not relied upon and will not have any claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.

ARTICLE V

ADDITIONAL COVENANTS

        Section 5.1    Covenants of the Company.     During the period from the date hereof until the earlier of the Second Closing and the termination of this Agreement in accordance with Article VIII, the Company shall, and shall cause each of its Subsidiaries to, comply with the following covenants:

          (a)    Affirmative Covenants:    Except (x) as otherwise expressly required by this Agreement, (y) as required by applicable Law or (z) as consented to in writing by the Purchaser, during the period from the date hereof until the earliest of (i) the Second Closing, (ii) the Second Closing Abandonment and (iii) the termination of this Agreement in accordance with Article VIII, the Company shall, and shall cause each of its direct and indirect Subsidiaries to:

              (i)  use commercially reasonable efforts to preserve, in all material respects, its business operations, organization and goodwill and its relationships with suppliers, customers, lenders and others having business dealings with the Company and its Subsidiaries;

             (ii)  to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated by this Agreement, support and take all steps reasonably necessary and desirable to address and resolve any such impediment;

            (iii)  use good faith and commercially reasonable efforts to obtain all required Governmental Entity and third-party approvals for the consummation of the transactions contemplated by this Agreement;

            (iv)  inform counsel to the Purchaser as soon as reasonably practicable after becoming aware of: (A) any Material Adverse Effect; (B) any notice of any commencement of any involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect of the Company or any of its Subsidiaries; (C) a breach of this Agreement; and (D) any representation or statement made or deemed to be made by the

    Company or any of its Subsidiaries under this Agreement, which is or proves to have been materially incorrect or misleading in any respect when made or deemed to be made;

             (v)  maintain the good standing of the Company and any Subsidiaries of the Company under the Laws of the state or other jurisdiction in which they are incorporated or organized;

            (vi)  make all necessary registrations, declarations and filings with, and notices to, Governmental Entities (including under the Securities Exchange Act of 1934 (the "Exchange Act")) (a) in the ordinary course of business and (b) with respect to the transactions contemplated by this Agreement;

           (vii)  use commercially reasonable efforts to operate their business in the ordinary course of business; and

          (viii)  provide, and direct its Representatives to provide, to the Purchaser and its Representatives (A) reasonable access to the Company and its Subsidiaries' books and records during normal business hours with at least two (2) days advance notice to the Company and its Subsidiaries' Representatives, (B) reasonable access to the Representatives of the Company and its Subsidiaries with at least two (2) days advance notice to such persons, and (C) such other information as reasonably requested by the Purchaser and its Representatives; provided, however, that any such access shall be conducted at the Purchaser's expense, at a reasonable time, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company; and provided further, that any such information will be considered Confidential Information and subject to the Mutual Non-Disclosure Agreement dated January 30, 2020 by and between the Parties.

          (b)    Negative Covenants:    Except (x) as otherwise expressly required by this Agreement, (y) as required by applicable Law or (z) as consented to by the Purchaser in writing, during the period from the date hereof until the earliest of (i) the Second Closing, (ii) the Second Closing Abandonment and (iii) the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall cause each of its direct and indirect Subsidiaries not to:

              (i)  transfer any material property, asset or right of the Company or its Subsidiaries or any material property, asset or right used in the business of the Company and its Subsidiaries to any person or entity other than in the ordinary course of business;

             (ii)  engage in any material disposition, acquisition, leasing, investment or other similar transaction (whether by merger, consolidation or otherwise) outside of the ordinary course of business;

            (iii)  incur, create, assume, guarantee or otherwise become liable for any Indebtedness, other than trade indebtedness or contingent liabilities under surety bonds, in each case, in the ordinary course of business;

            (iv)  amend the Company's or any of its Subsidiaries' organizational documents (whether by merger, consolidation or otherwise);

             (v)  split, combine, reclassify, redeem, repurchase, acquire, issue or deliver or amend the terms of any Capital Stock of the Company or any of its Subsidiaries (whether by merger, consolidation or otherwise), other than the transactions expressly contemplated by this Agreement; provided, that the Company shall be permitted to issue shares of Common Stock pursuant to existing Company equity compensation plans, including upon the exercise of options, and warrants or similar securities outstanding as of the date hereof;

            (vi)  enter into any transactions with a Related Party;

           (vii)  create or incur any Lien on any capital stock, assets or properties of the Company or any of its Subsidiaries, other than (a) Liens related to capital leases in place as of the date hereof or entered into after the date hereof in the ordinary course of business or (b) immaterial Liens created or incurred in the ordinary course of business;

          (viii)  adopt, establish, enter into, amend, terminate or increase the benefits under any of the Company's or its Subsidiaries' benefit plans, except (a) for approval and adoption of annual compensation programs in the ordinary course of business and (b) subject to stockholder approval at the 2020 annual meeting of the Company's stockholders, to present a proposal to the stockholders of the Company for the approval of an increase to the number of shares authorized for issuance under the Company's 2018 Equity Incentive Plan;

            (ix)  declare, set aside, make or pay any dividend or other distribution (whether in stock, cash, other property or any combination thereof) with respect to any Capital Stock of the Company and its Subsidiaries;

             (x)  amend or terminate any Material Contracts of the Company or its Subsidiaries, other than renewals, amendments, change orders and expirations of such Material Contracts in the ordinary course of business and except as provided in Section 5.1(b)(viii);

          (xi)  waive, release, assign, settle or compromise any material action, suit, claim, cause of action, investigation, complaint, legal proceeding, administrative enforcement proceeding, arbitration proceeding or other proceeding or adjudicative matter by or before any Governmental Entity (other than settlements of force majeure claims or actions in the ordinary course of business);

         (xii)  settle or compromise any material Tax Contest, consent to any extension or waiver of any limitation period with respect to any material claim or assessment for Taxes, make, change or revoke any material Tax election or materially change any of the Company's or its Subsidiaries' accounting principles and methodologies (other than as required by GAAP); or

        (xiii)  agree, commit or offer to do any of the foregoing.

        Section 5.2    Pre-Closing Exclusivity.     From the date hereof until the earliest of (i) the Second Closing, (ii) the Second Closing Abandonment and (iii) the termination of this Agreement in accordance with Article VIII, (a) the Company shall not, and shall instruct its Affiliates and Representatives not to, directly or indirectly, initiate, solicit, facilitate, encourage, discuss, negotiate, endorse, engage in, enter into or accept any discussions, negotiations, proposals, inquiries, offers or agreements with any Person (other than the Purchaser and its Representatives pursuant to this Agreement) relating to the acquisition of the Company or its Subsidiaries, or greater than 20% of their businesses (whether by merger, stock sale, asset sale, tender offer, exchange offer or otherwise), or relating to the issuance of equity (other than Common Stock as incentive compensation and as permitted pursuant to Section 5.1(b)), (collectively, the matters described in this Section 5.2(a), an "Acquisition Proposal"), (b) the Company shall, and shall instruct its Affiliates and Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any third party (other than the Purchaser and its Representatives relating to this Agreement) conducted by or on behalf of the Company or any of its Subsidiaries on or prior to the date hereof in connection with any other transaction relating to an Acquisition Proposal and (c) the Company shall promptly inform the Purchaser in the event that the Company or any of its Affiliates or Representatives receives any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal.

        Section 5.3    [Reserved].

        Section 5.4    Stockholder Approval.

          (a)   The Company shall use reasonable best efforts to cause the Voting Agreements to be duly executed and delivered to the Purchaser as promptly as practicable following the date hereof.

          (b)   As promptly as reasonably practicable following the date hereof, the Company shall take all action necessary under applicable Law to call, give notice of, convene and hold a meeting of the stockholders of the Company for the purpose of obtaining the Stockholder Approval (the "Special Meeting"). The Company will convene and hold the Special Meeting no later than the thirtieth (30th) day following the mailing of the Proxy Statement to the Company's stockholders. The Company shall take all action necessary under applicable Law to obtain the Stockholder Approval at the Special Meeting, such meeting in no event to be held later than July 31, 2020. The Company shall take reasonable measures to ensure that all proxies solicited in connection with the Stockholder Approval are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Special Meeting, or a date preceding the date on which the Special Meeting is scheduled, the Company reasonably believes that it will not receive proxies sufficient to obtain the Stockholder Approval, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Special Meeting as long as the date of the Special Meeting is not postponed or adjourned more than an aggregate of thirty (30) calendar days in connection with any postponements or adjournments.

          (c)   As promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement (as amended and supplemented, the "Proxy Statement"), relating to the Special Meeting, which shall include the recommendation of the Board that the stockholders of the Company vote in favor of (i) the adoption and approval of this Agreement and the transactions contemplated herein and in the other Definitive Documents and (ii) the Charter Amendment. The Company shall use its reasonable best efforts to obtain the Stockholder Approval, including using reasonable best efforts to solicit proxies from the Company's stockholders. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ Global Market. The Company shall not file the Proxy Statement without providing Purchaser a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and cause the Proxy Statement in definitive form to be cleared by the SEC and mailed (if required by applicable Law) to the Company's stockholders as promptly as reasonably practicable following filing with the SEC. The Company, prior to responding to SEC comments with respect to the Proxy Statement, will first provide Purchaser and its Representatives a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Purchaser or its Representatives.

          (d)   Nothing contained in this Agreement shall prohibit the Company or the Board from (i) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or (ii) issuing a "stop, look and listen" communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act or (iii) otherwise making any disclosure to the Company stockholders; provided, however, that in the case of the foregoing clause (iii) the Board determines in good faith, after consultation with its outside legal counsel, that failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law.

        Section 5.5    Registration Rights Agreement.     Simultaneously with the First Closing, the Company and the Purchaser shall enter into the registration rights agreement attached hereto as Exhibit D (the

"Registration Rights Agreement"), whereby the Purchaser will be entitled to be named as a "Holder" thereunder (with all attendant rights), to include the Purchased Common Stock, the Purchased Warrants and the Common Stock underlying the Purchased Warrants as "Registrable Securities" thereunder and to provide for the filing and continuous effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) covering the Purchased Common Stock, the Purchased Warrants and the Common Stock underlying the Purchased Warrants, with such filing to be made no later than 30 days following the First Closing.

        Section 5.6    Integration.     The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the NASDAQ Global Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

        Section 5.7    Required Minimum.

          (a)   The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to this Agreement in such amount as may then be required to fulfill its obligations in full under this Agreement, without regard to any conversion or exercise limits therein.

          (b)   If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 130% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to this Agreement, then the Board of Directors shall use reasonable best efforts to amend the Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as reasonably practicable and in any event not later than the 30th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to this Agreement.

          (c)   Prior to the date hereof, the Company has filed with the NASDAQ Global Market a Listing of Additional Shares Notification under Listing Rule 5250(e)(2) (an "LAS Notification") covering a number of shares of Common Stock at least equal to the Required Minimum. Promptly following the date hereof, the Company shall take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on NASDAQ Global Market as soon as possible thereafter, and shall maintain the listing or quotation of a numbers of shares of Common Stock on any date equal to the Required Minimum on such date on the NASDAQ Global Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. Following the First Closing, the Company shall, from time to time as required, within the time period required by the NASDAQ Global Market, prepare and file with the NASDAQ Global Market a Change in Shares Outstanding.

        Section 5.8    Acknowledgment of Dilution.     The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Definitive Documents, including, without limitation, its obligation to issue the Securities pursuant to this Agreement, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

        Section 5.9    Expense Reimbursement.     Upon (i) the termination of this Agreement under circumstance in which the Termination Fee is payable in accordance with Section 8.3 (and subject to the limitations set forth in Section 8.3) or (ii) either or both of the First Closing or the Second Closing, the Company shall promptly, upon written request of the Purchaser, reimburse the Purchaser for all reasonable and documented fees and expenses of the Purchaser and its Affiliates and Representatives (including the fees and expenses of counsel) incurred prior to, on or after the date hereof in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and funding of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, this Section 5.9 shall survive the termination of this Agreement.

        Section 5.10    Blue Sky Filings.     The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the First Closing or Second Closing, as applicable, under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

        Section 6.1    Conditions to the Obligations of the Purchaser at the First Closing.     The obligations of Purchaser to consummate the First Closing shall be subject to (unless waived in writing by the Purchaser) the satisfaction of the following conditions prior to or at the First Closing:

          (a)    Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

          (b)    Governmental Approvals.    All authorizations, approvals, consents or clearances under applicable Law required in connection with the transactions contemplated by this Agreement shall have been obtained or filed.

          (c)    No Legal Impediment to Issuance.    No applicable Law will have been enacted or made effective and no Order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Agreement, and no action by a Governmental Entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Agreement.

          (d)    Accuracy of the Representations and Warranties.    (i) The Fundamental Representations shall be true and correct in all material respects as of the date hereof and as of the First Closing as though made at and as of the First Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and (ii) the other representations and warranties of the Company shall be true and correct as of the date hereof and as of the First Closing as though made at and as of the First Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date), except in each case for such failure to be true and correct that, individually or in the aggregate, has not resulted in a Material Adverse Effect, in all cases disregarding all materiality qualifiers in such representations and warranties.

          (e)    Compliance with Covenants.    The Company shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the First Closing.

          (f)    Delivery of the Closing Certificate.    The Company shall have delivered to Purchaser a certificate duly executed by the Chief Executive Officer of the Company certifying that the conditions set forth in clauses (a), (d) and (e) of this Section 6.1 have been fully satisfied.

          (g)    Suspension.    Since the date hereof, trading in the Common Stock shall not have been suspended.

          (h)    Voting Agreements.    Voting Agreements shall have been executed and delivered to the Purchaser by stockholders of the Company holding at least 45% of the outstanding shares of Common Stock as of the date hereof (the "Voting Agreement Condition").

          (i)    Nasdaq Global Market Filing.    The Nasdaq Global Market shall have completed its review of the LAS notification.

          (j)    Other Deliverables and Actions.    The Company shall have delivered or caused to be delivered and shall have taken each of the actions contemplated by Section 2.2(b).

        Section 6.2    Conditions to the Obligations of the Company at the First Closing.     The obligations of the Company to consummate the First Closing shall be subject to (unless waived in writing by the Company) the satisfaction of each of the following conditions prior to or at the First Closing:

          (a)    Governmental Approvals.    All authorizations, approvals, consents or clearances under applicable Law required in connection with the transactions contemplated by this Agreement shall have been obtained or filed.

          (b)    No Legal Impediment to Issuance.    No applicable Law will have been enacted or made effective and no Order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the consummation of the transactions contemplated by this Agreement, and no action by a Governmental Entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the consummation of the transactions contemplated by this Agreement.

          (c)    Accuracy of the Representations and Warranties.    The representations and warranties of the Purchaser shall be true and correct in all respects as of the date hereof and as of the First Closing as though made at and as of the First Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) except, in each case, as would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact Purchaser's performance of its obligations under this Agreement.

          (d)    Compliance with Covenants.    The Purchaser shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the First Closing.

          (e)    Nasdaq Global Market Filing.    The Nasdaq Global Market shall have completed its review of the LAS notification.

        Section 6.3    Conditions to the Obligations of the Purchaser at the Second Closing.     The obligations of Purchaser to consummate the Second Closing shall be subject to (unless waived in writing by the Purchaser) the satisfaction of the following conditions prior to or at the Second Closing:

          (a)    Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

          (b)    Governmental Approvals.    All authorizations, approvals, consents or clearances under applicable Law required in connection with the transactions contemplated by this Agreement shall have been obtained or filed.

          (c)    No Legal Impediment to Issuance.    No applicable Law will have been enacted or made effective and no Order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Agreement, and no action by a Governmental Entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Agreement.

          (d)    Accuracy of the Representations and Warranties.    (i) The Fundamental Representations shall be true and correct in all material respects as of the date hereof and as of the Second Closing as though made at and as of the Second Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and (ii) the other representations and warranties of the Company shall be true and correct as of the date hereof and as of the Second Closing as though made at and as of the Second Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date), except in each case for such failure to be true and correct that, individually or in the aggregate, has not resulted in a Material Adverse Effect, in all cases disregarding all materiality qualifiers in such representations and warranties.

          (e)    Compliance with Covenants.    The Company shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Second Closing.

          (f)    Delivery of the Closing Certificate.    The Company shall have delivered to Purchaser a certificate duly executed by the Chief Executive Officer of the Company certifying that the conditions set forth in clauses (a), (d) and (e) of this Section 6.3 have been fully satisfied.

          (g)    Suspension.    Since the date hereof, trading in the Common Stock shall not have been suspended.

          (h)    Stockholder Approval.    The Stockholder Approval shall have been duly received.

          (i)    Other Deliverables and Actions.    The Company shall have delivered or caused to be delivered and shall have taken each of the actions contemplated by Section 2.3(b).

        Section 6.4    Conditions to the Obligations of the Company at the Second Closing.     The obligations of the Company to consummate the Second Closing shall be subject to (unless waived in writing by the Company) the satisfaction of each of the following conditions prior to or at the Second Closing:

          (a)    Governmental Approvals.    All authorizations, approvals, consents or clearances under applicable Law required in connection with the transactions contemplated by this Agreement shall have been obtained or filed.

          (b)    No Legal Impediment to Issuance.    No applicable Law will have been enacted or made effective and no Order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the consummation of the transactions contemplated by this Agreement, and no action by a Governmental Entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the consummation of the transactions contemplated by this Agreement.

          (c)    Accuracy of the Representations and Warranties.    The representations and warranties of the Purchaser shall be true and correct in all respects as of the date hereof and as of the Second Closing as though made at and as of the Second Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) except, in each case, as would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact Purchaser's performance of its obligations under this Agreement.

          (d)    Compliance with Covenants.    The Purchaser shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Second Closing.

          (e)    Stockholder Approval.    The Stockholder Approval shall have been duly received.

ARTICLE VII

INTENTIONALLY OMITTED

ARTICLE VIII

TERMINATION

        Section 8.1    Termination.     This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the First Closing:

          (a)   by mutual written consent of the Company and the Purchaser;

          (b)   by the Purchaser, upon written notice to the Company, if the First Closing shall not have been consummated on or prior to 5:00 pm New York Time on April 30, 2020 or such later date, if any, as the Company and the Purchaser may mutually agree upon in writing (such date, the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not available to the Purchaser if Purchaser's breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure of the First Closing to occur on or prior to the Termination Date;

          (c)   by the Company or the Purchaser, upon written notice to the other Party, if a Governmental Entity of competent jurisdiction has issued an Order or has taken any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order or action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure to avoid such Order or other action; or

          (d)   by Purchaser, upon written notice to the Company, if:

              (i)  (A) the Company has breached any representation, warranty, covenant or other agreement made by the Company in this Agreement or such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition to the First Closing or Second Closing to not be able to be satisfied, (B) the Purchaser shall have delivered written notice of such breach or inaccuracy to the Company and (C) such breach or inaccuracy is not cured by the Company before the earlier of (x) the 10th day following the delivery of such notice, and (y) the Termination Date; or

             (ii)  the Company or any of its direct or indirect Subsidiaries (A) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect; (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (A); (C) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to the Company or any Affiliate or for a substantial part of the Company's assets; (D) makes a general assignment or arrangement for the benefit of creditors; or (E) takes any corporate action for the purpose of authorizing any of the foregoing.

          (e)   by the Company, upon written notice to the Purchaser, if:

              (i)  (A) the Purchaser has breached any representation, warranty, covenant or other agreement made by Purchaser in this Agreement or such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition to the First Closing or Second Closing to not be able to be satisfied, (B) the Company shall have delivered written notice of such breach or inaccuracy to the Purchaser and (C) such breach or inaccuracy is not cured by the Purchaser before the earlier of (x) the 10th day following the delivery of such notice, and (y) the Termination Date; or

             (ii)  the Purchaser or any of its direct or indirect Subsidiaries (A) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect; (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (A); (C) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to the Purchaser or any Affiliate or for a substantial part of the Purchaser's assets; (D) makes a general assignment or arrangement for the benefit of creditors; or (E) takes any corporate action for the purpose of authorizing any of the foregoing.

        Section 8.2    Effect of Termination.     Upon termination of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Parties; provided, that, Section 2.3(b)(ii), Section 5.9, Article VIII, Section 9.1, Section 9.3 through Section 9.11 (except as otherwise set forth therein) and Section 9.13 shall survive the termination of this Agreement; provided further that nothing set forth in this Agreement shall relieve any Party from liability for any breach of this Agreement occurring prior to such termination.

        Section 8.3    Termination Fee.

        (a)   Without limiting any other rights or obligations set forth in this Agreement, in the event (i) that this Agreement is terminated pursuant to Section 8.1(b) and if, as of such termination, the Voting Agreement Condition shall not have been satisfied as of the time of termination or (ii) of a Second Closing Abandonment if at the time of such Second Closing Abandonment, the Stockholder Approval has not been obtained, then in either case, the Company shall pay, or cause to be paid, to the Purchaser, (x) an amount equal to $850,000 (such amount, the "Termination Fee") and (y) the reimbursement of expenses contemplated by Section 5.9; provided, however, that in the event the Termination Fee is paid, the Company's expense reimbursement obligation shall be limited to $250,000. Payment of the Termination Fee or the reimbursement of expenses shall be made by wire transfer of immediately available funds to such accounts as directed by the Purchaser and shall be made within two (2) Business Days following the termination of this Agreement.

        (b)   Other than in the case of willful breach of this Agreement, upon acceptance by Purchaser of the Termination Fee (and any related amounts owing pursuing to Section 8.3(a)), none of the Company nor its Related Parties shall have any further liability or obligation relating to or arising out of this Agreement (other than as set forth in Section 8.2). Purchaser acknowledges and agrees that under no circumstances shall the Purchaser be permitted or entitled both to (x) the receipt of the Termination Fee and expense reimbursement pursuant to Section 5.9 and (y) a grant of specific performance that requires the Company to consummate the Second Closing.

        Section 8.4    Second Closing Abandonment.     In the event that (i) the Second Closing shall not have been consummated on or prior to 5:00 pm New York Time on August 17, 2020 or such later date, if any, as the Company and the Purchaser may mutually agree (the "Abandonment Date") or (ii) the Special Meeting occurs and the Stockholder Approval is not obtained at the Special Meeting, either the Purchaser or the Company shall be entitled to deliver written notice (a "Second Closing Abandonment Notice") to the other specifying that the noticing party has elected not to proceed with the consummation of the Second Closing; provided, however, that the right to deliver a Second Closing Abandonment Notice pursuant to this Section 8.4 shall not be available to any Party whose breach of this Agreement is the primary cause of the failure of the Second Closing to occur on or prior to the Abandonment Date. Upon delivery of a Second Closing Abandonment Notice, the obligation of each party to consummate the Second Closing shall terminate and no party shall thereafter be required to take any action contemplated herein necessary to cause the Second Closing to occur (the "Second Closing Abandonment"). For the avoidance of doubt, (i) the occurrence of the Second Closing Abandonment shall not limit any liability for a breach of this Agreement occurring prior to the Second Closing Abandonment and (ii) following the Second Closing Abandonment, all other terms, conditions and indemnities set forth herein shall continue in full effect in accordance with their terms.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Notices.     All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

        (a)   If to the Company:

Entasis Therapeutics Holdings Inc. 35 Gatehouse Drive Waltham, MA 02451
Attn:	Elizabeth Keiley
Tel:	(781) 870-0120
Email:	betzy.keiley@entasistx.com

    with a copy (which shall not constitute notice) to:

Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018
Attn:	Jack S. Bodner
Tel:	(212) 841-1079
Fax:	(646) 441-9079
Email:	jbodner@cov.com

        (b)   If to the Purchaser:

Innoviva, Inc. 1350 Old Bayshore Highway Suite 400 Burlingame, CA 94010
Attention:	Chief Executive Officer
Email:	Geoffrey.hulme@inva.com

    with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019
Attn:	Russell Leaf Jared Fertman
Tel:	(212) 728-8593 (212) 728-8670
Email:	rleaf@willkie.com jfertman@willkie.com

        Section 9.2    Assignment; Third-Party Beneficiaries.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred (in whole or in part) by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party; provided, that Purchaser shall be entitled to assign this Agreement in whole or in part to any of its Subsidiaries or Affiliates. Any purported assignment or transfer in violation of this Section 9.2 shall be null and void ab initio. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

        Section 9.3    Prior Negotiations; Entire Agreement.     This Agreement (including the agreements attached as Schedules and Exhibits to and the documents and instruments referred to in this Agreement, including the Definitive Documents) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

        Section 9.4    Governing Law; Venue: Forum.     THIS AGREEMENT (AND ANY CLAIMS OR CAUSE OF ACTION ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR STATUTE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Parties irrevocably and unconditionally agrees that, subject to the immediately following sentence of this Section 9.4, any legal action, suit or proceeding against it with respect to any matter arising under, out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware), and by execution and delivery of this Agreement, each of the Parties: (a) irrevocably submits itself to the nonexclusive jurisdiction of such court, (b) waives any objection to laying venue in any such action, suit or proceeding and (c) waives any objection that such court is an inconvenient forum or does not have jurisdiction over such Party.

        Section 9.5    Waiver of Jury Trial.     EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR STATUTE).

        Section 9.6    Counterparts.     This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

        Section 9.7    Waivers and Amendments; Rights Cumulative; Consent; Severability.

        (a)   This Agreement may be amended, restated, modified or changed only by a written instrument signed by the Company and the Purchaser.

        (b)   Unless otherwise expressly set forth herein, the terms and conditions of this Agreement may be waived (i) by the Company only by a written instrument executed by the Company and (ii) by the Purchaser only by a written instrument executed by the Purchaser. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

        (c)   In the event that any provision hereof would be invalid or unenforceable in any respect under applicable Law, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

        Section 9.8    Headings; Interpretation.     The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement. Each Party participated in the drafting of this Agreement and this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

        Section 9.9    Specific Performance.     It is understood and agreed by the Parties that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

        Section 9.10    Publicity.     The Company shall file a Current Report on Form 8-K with the SEC within the time required by the Exchange Act in form and substance reasonably satisfactory to Purchaser. The Parties shall jointly issue a press release disclosing the occurrence of the First Closing on the day of the First Closing or the Business Day immediately following the date thereof. The Company shall consult with the Purchaser in issuing any other press releases with respect to the transactions contemplated hereby, and the Company shall not issue any such press release or otherwise make any such public statement without the prior consent of the Purchaser, except if such disclosure is required by Law, in which case the Company shall promptly provide Purchaser with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser or include the name of Purchaser in any filing with the SEC or any Governmental Entity, without the prior written consent of Purchaser, except to the extent such disclosure is required by Law, in which case the Company shall provide the Purchaser with prior notice of such disclosure, or is required pursuant to the LAS Notification.

        Section 9.11    No Recourse.     Notwithstanding anything that may be expressed or implied in this Agreement, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party's Affiliates, Related Parties or Representatives or any of such Party's Affiliates' or Related

Parties' Affiliates or Representatives in each case other than the Parties to this Agreement and each of their respective successors and permitted assigns under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties or Representatives, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 9.11 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments, except as provided in Section 8.3(b) and Section 9.12. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

        Section 9.12    Limitation of Liability.     IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH, ARISING OUT OF, OR RELATED TO, THIS AGREEMENT, EXCEPT TO THE EXTENT REASONABLY FORESEEABLE OR ACTUALLY PAID TO A THIRD PARTY.

        Section 9.13    Further Assurances.     From and after the Second Closing Date, upon the reasonable request of any Party hereto, any other Party hereto shall execute, acknowledge, file and/or deliver all such additional instruments, agreements and other documents, and shall do (or cause to be done) all such additional acts and things, that are necessary, proper, advisable or desirable to carry out, consummate and make effective any of the transactions contemplated by this Agreement.

        Section 9.14    Survival.     All covenants and other agreements contained in this Agreement which by their terms are to be performed following the Second Closing shall survive the Second Closing until fully performed. The representations and warranties made in this Agreement shall survive as follows: (a) the representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Authorization; Enforcement Validity), Section 3.3 (Issuance of Securities), Section 3.6 (No General Solicitation; Agents' Fees), Section 3.13 (Transactions With Affiliates), Section 3.14 (Capitalization) and Section 3.37 (Specified Contract) (collectively, the "Fundamental Representations") shall survive indefinitely; (b) the representations and warranties in Section 3.19 (Employee Relations), Section 3.23 (Tax Status) and Section 3.29 (ERISA Compliance) shall survive until the expiration of the statute of limitations plus thirty (30) days; and (c) all other representations and warranties shall survive until the twelve (12)-month anniversary of the Second Closing.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the date first above written.

Entasis Therapeutics Holdings Inc.
By:	/s/ MANOS PERROS PHD
	Name:	Manos Perros PhD
	Title:	President and CEO
INNOVIVA, INC.
By:	/s/ GEOFFREY HULME
	Name:	Geoffrey Hulme
	Title:	Interim Principal Executive Officer

[Signature Page to Securities Purchase Agreement]

ANNEX B

FORM OF VOTING AGREEMENT

by and between

INNOVIVA, INC.

and

THE STOCKHOLDER PARTY HERETO

Dated as of                        , 2020

VOTING AGREEMENT

        This Voting Agreement (this "Agreement") is entered into as of [            ], 2020, between Innoviva, Inc., a Delaware corporation ("Purchaser"), and the undersigned stockholder (the "Stockholder").

        WHEREAS, as of the date hereof, the Stockholder is the sole record and beneficial owner of, and has the sole power to vote (or to direct the voting of) the number of shares of common stock, par value $0.001 per share (the "Common Shares"), of Entasis Therapeutics Holdings Inc., a Delaware corporation (the "Company"), set forth opposite the Stockholder's name on Schedule I hereto (such Common Shares, together with any other shares of the Company that are acquired by the Stockholder after the date hereof, the "Subject Shares");

        WHEREAS, the Company and Purchaser entered into a Securities Purchase Agreement, dated as of April 12, 2020 (as amended from time to time, the "Purchase Agreement"), pursuant to which Purchaser has agreed to purchase, and the Company has agreed to sell, 14,000,000 Common Shares of the Company, together with warrants to purchase an additional 14,000,000 Common Shares of the Company;

        WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement requires the affirmative vote of the majority of the votes cast at a duly called meeting of the holders of a majority in voting power of the Common Shares, entitled to vote thereon pursuant to Listing Rule 5635(d) of the National Association of Securities Dealers Automated Quotations (NASDAQ);

        WHEREAS, Purchaser and the Stockholder have agreed that the voting power of the Subject Shares will be subject to the restrictions set forth in this Agreement from the date hereof through the date on which this Agreement is terminated in accordance with its terms (such period, the "Voting Period"); and

        WHEREAS, as an inducement to Purchaser's willingness to enter into the Purchase Agreement and consummate the transactions contemplated thereby, transactions from which the Stockholder believes it will each derive substantial benefits through its ownership interests in the Company, the Stockholder is entering into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.1    Capitalized Terms.     For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

ARTICLE II

VOTING AGREEMENT

        SECTION 2.1    Agreement to Vote.     Each Stockholder hereby agrees that, during the Voting Period, such Stockholder shall, if a meeting of stockholders of the Company is held, appear at the meeting, in person or by proxy, and vote (or cause to be voted), and if an action is to be taken by written consent in lieu of a meeting, provide a written consent, in respect of all its Subject Shares, in each case (i) in favor of (A) any proposal to adopt and approve or reapprove the Purchase Agreement and the transactions contemplated thereby, (B) the Charter Amendment and (C) waiving any notice requirements applicable to the Purchase Agreement or any of the transactions contemplated thereby pursuant to the Company's organizational documents or applicable Law, and (ii) against (X) any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Purchase Agreement and (Y) any Acquisition Proposal and any action in furtherance of any such Acquisition Proposal.

        SECTION 2.2    Grant of Irrevocable Proxy.     If requested by Purchaser, each Stockholder shall appoint Purchaser and any designee of Purchaser, and each of them individually, as such Stockholder's proxy, with full power of substitution and resubstitution, to vote during the Voting Period with respect to any and all of the Subject Shares on the matters and in the manner specified in Section 2.1. Each Stockholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of any such proxy. Each Stockholder affirms that any irrevocable proxy given by it with respect to the Purchase Agreement and the transactions contemplated thereby shall be given to Purchaser by such Stockholder to secure the performance of the obligations of such Stockholder under this Agreement. It is agreed that Purchaser (and its officers on behalf of Purchaser) will use the irrevocable proxy that may be granted by the Stockholder only in accordance with applicable Law and that, to the extent Purchaser (and its officers on behalf of Purchaser) uses any such irrevocable proxy, it will only vote the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1.

        SECTION 2.3    Nature of Irrevocable Proxy.     Any proxy granted pursuant to Section 2.2 to Purchaser by a Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies or powers of attorney granted by such Stockholder and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. Any proxy that may be granted hereunder shall terminate upon the termination of this Agreement, but shall survive the death or incapacity of such Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of such Stockholder.

ARTICLE III

COVENANTS

        SECTION 3.1    Subject Shares.

        (a)   Each Stockholder agrees that during the Voting Period, it shall not, and shall not commit or agree to, without Purchaser's prior written consent, (i) directly or indirectly, whether by merger, consolidation or otherwise, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift or by operation of law) (collectively, a "Transfer"), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement, through the granting of any proxies or powers of attorney, in connection with a voting trust or voting agreement or by operation of Law) with respect to, or consent to or permit, a Transfer of, any or all of the Subject Shares or any interest therein or (ii) take any action inconsistent with this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby (including by granting of any proxy or power of attorney with respect to the Subject Shares (other than the proxy contemplated by Section 2.2) or agreeing to divest itself of the voting power with respect to its Subject Shares or vote its Subject Shares on any matter in a manner that would be inconsistent with its obligations under this Agreement). Notwithstanding the foregoing, this Section 3(a) shall not prohibit a Transfer of the Subject Shares by the Stockholder to an Affiliate of the Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Purchaser, to be bound by all of the terms of this Agreement. Each Stockholder agrees that any Transfer of Subject Shares not permitted hereby shall be null and void and that any such prohibited Transfer shall be enjoined. If any involuntary transfer of any

Subject Shares covered hereby shall occur (including, but not limited to, a sale by any Stockholder's trustee in bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

        (b)   In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. Each Stockholder further agrees that, in the event such Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any additional Common Shares, in each case after the execution of this Agreement, then any such additional Common Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein as if those additional shares were owned by such Stockholder on the date of this Agreement.

        SECTION 3.2    Capacity.     All agreements and understandings made herein shall be made solely in each Stockholder's capacity as a holder of the Subject Shares and not in any other capacity. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the parties acknowledge that if a Stockholder has a nominee or Affiliate on the Company's board of directors (the "Board"), the parties agree that (i) such nominee or Affiliate of such Stockholder on the Board (each, a "Stockholder Designee") shall be free to act in his/her capacity as a director of the Company solely in accordance with his/her duties to the Company and its stockholders, (ii) nothing herein shall prohibit or restrict any Stockholder Designee from taking any action (or omitting to take any action) in facilitation of the exercise of his/her fiduciary duties pursuant to and in accordance with the Purchase Agreement or otherwise and (iii) no action taken by a Stockholder Designee or the omission by a Stockholder Designee to take any action, acting in his or her capacity as a director of the Company, shall be deemed to be a breach by such Stockholder of this Agreement.

        SECTION 3.3    Other Offers.     During the Voting Period, the Stockholder and its Affiliates shall not, and the Stockholder shall not authorize or permit any of its Representatives to, take any of the following actions: (i) initiate, solicit, facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal, (ii) participate or engage in any negotiations regarding, or furnish any third party any non-public information relating to the Company or its Subsidiaries, in connection with or with a view to induce the making, submission or announcement of an Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal, or (iii) adopt or approve any Acquisition Proposal or enter into any agreement or arrangement (including any letter of intent or agreement in principal) with respect to an Acquisition Proposal; provided, however, that none of the foregoing restrictions shall apply to the Stockholder's or its Representatives' interactions with Purchaser and its Subsidiaries and Representatives. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of a Stockholder who are acting at such Stockholder's direction shall be deemed to be a breach of this Section 3.3 by such Stockholder. The Stockholder shall, and shall cause its Affiliates and Representatives to, cease immediately and cause to be terminated any and all existing activities, discussion or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal.

        SECTION 3.4    Communications.     During the Voting Period, each Stockholder shall not, and shall use its commercially reasonable efforts to cause its Representatives, if any, not to, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Purchase Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Purchaser, provided that the foregoing shall not limit or affect any actions taken by such Stockholder that would be permitted to be taken by the Company pursuant to the terms of the Purchase Agreement or any Affiliate of such Stockholder who is a director, officer or employee of the Company from taking any action in his or her capacity as a director, officer or employee of the Company, including making any filings with the SEC in connection with the Purchase Agreement or any of the transactions contemplated thereby. Each Stockholder hereby consents to and authorizes the publication and disclosure by Purchaser and the Company in any publicly filed documents relating to the Purchase Agreement or the transactions contemplated thereby of: (a) such Stockholder's identity; (b) such Stockholder's ownership of the Subject Shares; and (c) the nature of such Stockholder's commitments, arrangements and understandings under this Agreement, and any other information that Purchaser or the Company reasonably determine to be necessary in any SEC disclosure document in connection with the Purchase Agreement or any transactions contemplated thereby; provided, however, that such disclosure shall be consistent with the Stockholder's publicly available information.

        SECTION 3.5    Voting Trusts.     Each Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of its Subject Shares in a voting trust or subject any of its Subject Shares to any arrangement with respect to the voting of such Subject Shares other than as provided herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        The Stockholder hereby represents and warrants to Purchaser as follows:

        SECTION 4.1    Due Authorization, etc.     Such Stockholder is an entity duly organized, validly existing and in good standing under the Laws of its State of organization. Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and (assuming the due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent enforcement is limited by the General Enforceability Exceptions.

        SECTION 4.2    Ownership of Shares.     Schedule I hereto sets forth opposite such Stockholder's name the Common Shares over which such Stockholder has record and beneficial ownership as of the date hereof. As of the date hereof, such Stockholder is the lawful owner of the Common Shares denoted as being owned by such Stockholder on Schedule I hereto, has the sole power to vote or cause to be voted such Common Shares and the sole power to dispose of or cause to be disposed such Common Shares. Such Stockholder has good and valid title to the Common Shares denoted as being owned by such Stockholder on Schedule I hereto.

        SECTION 4.3    No Conflicts.     Except as contemplated by the Purchase Agreement and for the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) no filing with any Governmental Entity is necessary for the execution of this Agreement by such Stockholder and (b) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any of the organizational documents of such Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract to which such Stockholder is a party or by which such Stockholder or any of the Subject Shares or its assets may be bound, or (iii) violate any Law, except for any of the foregoing as would not reasonably be expected to impair such Stockholder's ability to perform any of its obligations under this Agreement.

        SECTION 4.4    Finder's Fees.     No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Purchaser or the Company in respect of this Agreement based upon any Contract made by or on behalf of such Stockholder, solely in such Stockholder's capacity as a stockholder of the Company.

        SECTION 4.5    No Litigation.     As of the date of this Agreement, there is no Action pending or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF Purchaser

        Purchaser hereby represents and warrants to the Stockholder as follows:

        SECTION 5.1    Due Organization, etc.     Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized by all necessary action on the part of Purchaser and no other proceedings on the part of Purchaser are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by each of the Stockholder Parties) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent enforcement is limited by the General Enforceability Exceptions.

        SECTION 5.2    No Conflicts.     Except as contemplated by the Purchase Agreement and for the applicable requirements of the Exchange Act, (a) no filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Purchaser and (b) none of the execution and delivery of this Agreement by Purchaser, the consummation by Purchaser of the transactions contemplated hereby or compliance by Purchaser with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Purchaser, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract to which Purchaser is a party or by which Purchaser or any of its assets may be bound or (iii) violate any Law, except for any of the foregoing as would not reasonably be expected to impair Purchaser's ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

        SECTION 6.1    Termination.     This Agreement shall automatically terminate, and neither Purchaser nor the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the mutual written consent of Purchaser and the Stockholder; (b) the Second Closing; or (c) the termination of the Purchase Agreement by, or with the consent of the Purchaser in accordance with its terms. The parties acknowledge that upon termination of this Agreement as permitted under and in accordance with the terms of this Article VI, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that, subject to Section 7.11, the termination of this Agreement shall not relieve either party to this Agreement from liability for such party's intentional breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII shall survive the termination of this Agreement. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be deemed to constitute a waiver, modification or amendment to any rights or remedies any party may have under the Purchase Agreement.

ARTICLE VII

MISCELLANEOUS

        SECTION 7.1    Further Actions.     Subject to the terms and conditions set forth in this Agreement, the Stockholder agrees to take any and all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

        SECTION 7.2    Fees and Expenses.     Except as otherwise specifically provided herein or in the Purchase Agreement, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

        SECTION 7.3    Amendments, Waivers, etc.     This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement. At any time during the Voting Period, any party hereto may (a) for the benefit of the other parties hereto extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        SECTION 7.4    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a party as may be specified by like notice):

If to Purchaser, to:
Innoviva, Inc. 1350 Old Bayshore Highway Suite 400 Burlingame, CA 94010 Attention: Chief Executive Officer Email: Geoffrey.hulme@inva.com with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019
Attn:	Russell Leaf Jared Fertman
Tel:	(212) 728-8593 (212) 728-8670
Email:	rleaf@willkie.com jfertman@willkie.com

        If to Stockholder:    At the address set forth next to the name of Stockholder on the signature pages hereto.

        SECTION 7.5    Headings.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement..

        SECTION 7.6    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

        SECTION 7.7    Entire Agreement; Assignment.     This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that without consent, Purchaser may assign all or any of its rights and obligations hereunder to any of its Subsidiaries or Affiliates that assume the rights and obligations of Purchaser under the Purchase Agreement. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, each Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of such Stockholder's Subject Shares shall pass, whether by operation or law or otherwise, including such Stockholder's heirs, guardians, administrators or successors and assigns, and each Stockholder agrees to take all commercially actions necessary to effect the foregoing.

        SECTION 7.8    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Notwithstanding the foregoing, the Company shall be an express third-party beneficiary solely of the provisions of Section 3.4 hereof. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.3 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date (except the Company solely with respect to Section 3.4 hereof).

        SECTION 7.9    Interpretation.     When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        SECTION 7.10    Governing Law.     THIS AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

        SECTION 7.11    Specific Performance.     Each Stockholder acknowledges that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and each of the Company and Purchaser shall be entitled to a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy, which shall be the sole and exclusive remedy for any such breach. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be deemed to constitute a waiver, modification or amendment to any rights or remedies any party may have under the Purchase Agreement.

        SECTION 7.12    Submission to Jurisdiction.     The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        SECTION 7.13    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

        SECTION 7.14    No Recourse; Limitation of Liability.     Notwithstanding anything that may be expressed or implied in this Agreement, each party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any party's Affiliates, Related Parties or Representatives or any of such party's Affiliates' or Related Parties' Affiliates or Representatives in each case other than the parties to this Agreement and each of their respective successors and permitted assigns under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties or Representatives, as such, for any obligation or liability of any party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation. For the avoidance of doubt, none of the parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the parties hereto or their respective successors and permitted assigns, as applicable. Notwithstanding anything to the contrary in this Agreement, in no event shall the Stockholder have any liability to Purchaser or any of its Affiliates under the Purchase Agreement or any other agreement to which the Stockholder is not an express party.

        SECTION 7.15    Counterparts.     This Agreement may be executed in two or more counterparts (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in "pdf" form), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

        SECTION 7.16    Relationship of the Parties.     This Agreement has been negotiated on an arm's length basis between the parties and is not intended to create a partnership, joint venture or agency relationship between the parties.

[signature page follows]

        IN WITNESS WHEREOF, Purchaser and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

INNOVIVA, INC.
By:
Name:
Title:

[Signature Page to Voting Agreement]

[STOCKHOLDER]
By:
Name:
Title:

[Signature Page to Voting Agreement]

Schedule I
Ownership of Common Shares

Name and Address of Stockholder	Number of Common Shares

Total:

ANNEX C

INVESTOR RIGHTS AGREEMENT

BY AND BETWEEN

ENTASIS THERAPEUTICS HOLDINGS INC.

AND

INNOVIVA, INC.

Dated as of April 22, 2020

INVESTOR RIGHTS AGREEMENT

        This INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 22, 2020 by and between Entasis Therapeutics Holdings Inc., a Delaware corporation (the "Company"), and Innoviva, Inc., a Delaware corporation (the "Purchaser"), in connection with that certain Securities Purchase Agreement, dated as of April 12, 2020, by and between the Company and the Purchaser (the "Purchase Agreement"). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

        The parties hereby agree as follows:

        1.    Certain Definitions.

        As used in this Agreement, the following terms shall have the following meanings:

        "Applicable Percentage" means, with respect to any person on any date of determination, the quotient, expressed as a percentage, determined by dividing (i) the number of Company Common Stock owned (directly or indirectly) by such person determined on a Fully Diluted Basis by (ii) the total number of Company Common Stock that are issued and outstanding determined on a Fully Diluted Basis.

        "Board" means the board of directors of the Company.

        "Company Common Stock" means the shares of common stock, par value $0.001 per share, of the Company.

        "Exchange Shares" means Company Common Stock issued or issuable upon the exchange of the Warrants pursuant to the terms thereof.

        "Exempted Securities" means

            (i)  Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued as a dividend or distribution on the Warrants;

           (ii)  Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued by reason of a dividend, stock split, split-up or other distribution of Company Common Stock;

          (iii)  Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued to employees or directors of, or consultants or advisors to the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement;

          (iv)  Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued to equipment lessors or to real property lessors, pursuant to equipment leasing or real property leasing transaction; or

           (v)  Company Common Stock (or options or other rights to acquire Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock) issued in connection with sponsored research, collaboration, technology license, development, manufacturing, supply, distribution, marketing or other similar commercial agreements or strategic partnerships.

        "Fully Diluted Basis" means the number of shares of Company Common Stock outstanding or held (as the case may be) assuming, for the purposes of calculating the number of shares of Company Common Stock held by the Investors, the conversion, exchange or exercise of all securities or other instruments or rights held by the Investors that are convertible into or exercisable or exchangeable for Company Common Stock. For purposes of this definition, all Warrants shall be deemed converted on the date of determination in exchange for cash.

        "Governmental Entity" means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

        "New Securities" means, collectively, (i) equity securities of the Company (including Company Common Stock), whether or not currently authorized, (ii) debt securities, loans or other indebtedness of the company if any stockholder of the Company who, together with its Affiliates, holds greater than five percent (5%) of the outstanding Company Common Stock, acquires or is offered the opportunity to acquire such debt securities, loans or other indebtedness and (iii) any rights, options, or warrants to purchase any of the foregoing, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for any of the foregoing. For the avoidance of doubt, New Securities shall not include any Exempted Securities.

        "Purchased Shares" means the Company Common Stock acquired by the Purchaser pursuant to the Purchase Agreement.

        2.     [Reserved].

        3.    Participation Rights.

        (a)   Subject to the terms and conditions of this Section 3 and applicable securities or blue sky laws, if the Company proposes to issue, offer or sell any New Securities, the Company shall first offer such New Securities to the Purchaser in accordance with the terms hereof.

        (b)   The Company shall give notice (the "Offer Notice") to the Purchaser, stating (i) its bona fide intention to offer or sell such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

        (c)   By written notification to the Company within twenty (20) days after the Offer Notice is delivered to the Purchaser, the Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the Purchaser's Applicable Percentage. The failure of the Purchaser to deliver such written notice within such time period shall be deemed an election by the Purchaser not to exercise its purchase rights with respect to such Offer Notice. To the extent that the Company offers two (2) or more New Securities or other securities in units, the Purchaser must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

        (d)   The Company shall sell all applicable New Securities to the Purchaser if it has elected to purchase such New Securities on a date to be mutually determined by the Company and the Purchaser, which date shall be not later than end of the twenty (20) day period commencing at the expiration of the initial twenty (20) day election period; provided, however, that such twenty (20) day period shall be extended automatically if any approvals or consents of any Governmental Entities are required to consummate the transaction and such approvals or consents are not received within such twenty (20) day period for up to an additional one hundred twenty (120) days as long as such approvals or consents remain outstanding and the parties are continuing to exercise commercially reasonable efforts to obtain them.

        (e)   Upon the expiration of the offering period described in Section 3(c), the Company will be free to sell, during the one hundred twenty (120) day period commencing at the expiration of, as applicable, the initial twenty (20) day election period following delivery of an Offer Notice, any New Securities that the Purchaser has not elected to purchase, at a sale price not less than, and on other terms no less favorable to the Company than, those offered to the Purchaser as set forth in the Offer Notice, provided, that such one hundred twenty (120) day period shall be extended automatically if any approvals or consents of any Governmental Entities are required to consummate the transaction and such approvals or consents are not received within such one hundred twenty (120) day period for up to an additional one hundred twenty (120) days as long as such approvals or consents remain outstanding and the parties are continuing to exercise commercially reasonable efforts to obtain them. Any New Securities offered or sold by the Company after such one hundred twenty (120) day period (as such period may be extended in accordance with the immediately preceding sentence) must be reoffered to the Purchaser pursuant to this Section 3.

        (f)    The election by the Purchaser not to exercise its subscription rights under this Section 3 in any one instance shall not affect its right (other than in respect of a reduction in its Applicable Percentage) as to any subsequent proposed issuance of New Securities under this Section 3. The provisions of this Section 3 shall apply equally to any issuance or sale by the Company or any of its Subsidiaries of securities or other instruments that would be deemed New Securities if issued by the Company which, for the avoidance of doubt, shall not include any issuance of New Securities by a wholly owned Subsidiary to the Company or to another wholly-owned Subsidiary of the Company. Subject to the terms of this Section 3, any sale of New Securities by the Company or any other entity covered by the preceding sentence without first giving the Purchaser the rights described in this Section 3 shall be null and void and of no force and effect.

        (g)   Notwithstanding the terms set forth in this Section 3, if the Board determines in good faith that the Company must issue New Securities on an expedited basis without prior compliance with the terms of this Section 3 in order to avoid harm to the Company (an "Expedited Issuance"), then, subject to compliance with the terms of the immediately following sentence, the Company may effect and consummate such Expedited Issuance without complying with the terms set forth in this Section 3 and shall not be deemed to be in breach of this Section 3 as a result thereof. As promptly as practicable following the consummation of such Expedited Issuance, the Company and the Purchaser shall comply with the terms of this Section 3 in respect of the New Securities issued in such Expedited Issuance such that the Purchaser has the opportunity to participate in such Expedited Issuance of New Securities and be put in the same place (including in respect of the percentage ownership of the equity securities of the Company) they would have been had such Expedited Issuance been effected in accordance with the terms of this Section 3.

        (h)   The provisions of this Section 3 (i) shall not apply to the issuance of Exempted Securities and (ii) shall terminate and be of no further force or effect as of such time that the Purchaser, together with its Affiliates, have an Applicable Percentage of less than 20%.

        4.    Board Matters.

        (a)   For so long as the Purchaser, together with its Affiliates and permitted assignees (collectively, the "Investors"), have an Applicable Percentage of at least 8%, at the request of the Investors, the Company shall cause the Board to consist of not more than ten (10) members without the prior written consent of the Investors (which shall not be unreasonably withheld).

        (b)   For so long as the Investors, collectively, and together with their Affiliates, own at least eight percent (8%) of the then-outstanding Company Common Stock, the Investors shall have the right to designate one (1) director to the Board, and for so long as the Investors, collectively, and together with their Affiliates, continue to own at least fifteen percent (15%) of the then-outstanding Company Common Stock, the Investors shall have the right to designate two (2) directors to the Board, in each case, in accordance with the terms of this Section 4. Any directors designated by the Investors in accordance with this Section 4 shall be referred to as "Investor Designees." The right to designate one or more Investor Designees shall terminate and be of no further force or effect as of such time that the Investors ownership decreases below the applicable threshold percentage referenced in the first sentence of this Section 4(b). At any point in which the Investors are entitled to designate an Investor

Designee, the Investors may provide written notice (a "Designation Notice") to the Company naming the applicable Investor Designee(s) and demanding that the applicable Investor Designee(s) be appointed to the Board. Promptly, and in any event within five (5) Business Days, following receipt of the Designation Notice, the Company shall cause the Investor Designees to be appointed to the Board and assigned to be members of the class of directors as is consistent with the Company's Amended and Restated Bylaws. Any person designated by the Investor as an Investor Designee must possess the requisite financial and business experience to serve as a director of the Company (it being understood that the directors and each of the executives and investment professionals employed by the Investor or its Affiliates shall be deemed to possess such experience). If the Board and all applicable committees of the Board reasonably determine that an Investor Designee satisfies the criteria in the foregoing sentence, the Board shall nominate and appoint such Investor Designee to the Board. Following the delivery of a Designation Notice and prior to the appointment of the Investor Designees to the Board, the Company shall not (and shall cause its Subsidiaries not to) take or approve any action outside of the ordinary course of business or any other action that would represent a breach of Section 5.1 of the Purchase Agreement.

        (c)   With respect to any vote of the Board, each director shall have one (1) vote and approval of all matters shall require the affirmative vote of a majority of directors.

        (d)   Subject to the terms of this Section 4, from and after the date hereof, the Company shall take all action within its power to cause the covenants set forth in Section 4(a) and Section 4(b) to be fulfilled in all respects including: (i) causing the Investor Designees to be named in any proxy statement of the Company with respect to the election of members of the Board; (ii) soliciting the votes of stockholders in respect of the Investor Designees in the same manner and with the same level of effort as with the solicitation in respect of other members of the Board; (iii) seeking to amend any organizational documents of the Company necessary to give effect to the Investors' rights hereunder as may reasonably be requested by the Investors; and (iv) take all actions permitted by applicable law to cause the Investor Designees to be members of the Board (including the appointment of the Investor Designees to the Board).

        (e)   Subject to clause (f) immediately below, in the event that an Investor Designee ceases to serve on the Board for any reason (including the death, disability or resignation of such person), the Investors shall be entitled to appoint a new Investor Designee in the place of such person, and the terms of this Section 4 shall apply equally to such replacement.

        (f)    In the event that the applicable threshold percentage of the Investors (and their Affiliates) falls below a threshold set forth in Section 4(b) such that the Investors shall lose the right to designate one or more Investor Designees, if one or more Investor Designee has been designated, the Investors shall identify which of the Investor Designees shall no longer be an Investor Designee (such person, a "Departing Designee"), and which Investor Designee(s) (if any) will remain as such; for the avoidance of doubt, the terms of this Section 4 shall continue to apply to any Investor Designee who is not a Departing Designee. In the event of a Departing Designee, the Investors shall cause the removal or resignation of such Departing Designee prior to the next annual meeting of the Company shareholders, and the provisions of Section 4(b) and (c) shall not apply to such Departing Designee, and in connection therewith, the Company shall not be required to name such Departing Designee on its proxy statement or solicit votes in favor of such Departing Designee.

        (g)   For so long as the Investor holds the applicable threshold percentages set forth in Section 4(b), in the event that any member of the Board other than the Company's Chief Executive Officer serves on the board of directors or similar governing body of any Subsidiary of the Company (a "Subsidiary Board") or in the event that any stockholder of the Company has appointed or designated a person to serve on a Subsidiary Board, the Investors shall be entitled to designate a number of Investor Designees to the Subsidiary Board equal to the greater of (x) one Investor Designee or (y) such other number of Investor Designees such that the proportionate representation of Investor Designees on such Subsidiary Board approximates, as closely as possible, the proportionate representation of Investor Designees on the Board.

        (h)   Subject to applicable law and listing requirements, the Investor Designees shall be entitled to be a member of any committee of the Board (including an executive or similar committee).

        (i)    Notwithstanding any other provision of this Agreement, Section 4 shall terminate upon an assignment or transfer pursuant to Section 6(c); provided, however, that this Section 4(i) shall not apply if such transfer or assignment is to an Affiliate of the Purchaser.

        5.    Information and Confidentiality.

        (a)   For so long as Purchaser has the right to designate a director to the Board pursuant to this Agreement, the Company shall, and shall cause its Subsidiaries to, afford to Purchaser and its Representatives reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries, to their respective properties, books, contracts, commitments, Tax Returns, records and appropriate officers and employees, and shall furnish Purchaser and its Representatives with financial and operating data and other information concerning the affairs of the Company and its Subsidiaries, in each case, as Purchaser and its Representatives may reasonably request; provided, that such access shall only be upon reasonable advance notice. In furtherance, and not in limitation of the foregoing, for so long as Purchaser owns any Company Common Stock or Warrants, the Company shall provide to Purchaser all information and documentation reasonably requested by Purchaser, within the periods reasonably requested by Purchaser, as is necessary for the Purchaser to complete and file all public filings required to be made by Purchaser under applicable Law and the rules and regulations of the Securities Exchange Commission.

        (b)   The Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company's confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with matters related to the Company; (ii) to any prospective purchaser of any Registrable Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 5; (iii) to any Affiliate or its or their general or limited partners, members, stockholders, employees, officers or directors, in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order, arbitration order or subpoena, provided that the Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Purchaser acknowledges and agrees that the securities laws of the United States and other jurisdictions contain prohibitions on the trading in the securities of the Company while in possession of material nonpublic information regarding the Company, and agrees to comply with such restrictions.

        6.    Miscellaneous.

        (a)    Amendments and Waivers.     This Agreement may be amended only by a writing signed by the Company and the Purchaser. The failure or delay in enforcing compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

        (b)    Notices.     All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.1 of the Purchase Agreement.

        (c)    Assignments and Transfers by the Purchaser.     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Purchaser may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by the Purchaser to such person, provided that the Purchaser complies with all laws applicable thereto and the provisions of the Purchase Agreement and the Warrant and provides written notice of assignment to the Company prior to such assignment or transfer being effected, and such transferee agrees in writing and as a condition to the receipt of Registrable Securities to be bound by all of the provisions contained herein.

        (d)    Assignments and Transfers by the Company.     This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Purchaser; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Company Common Stock are converted into the equity securities of another person, from and after the effective time of such transaction, such person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, and the term "Company" shall be deemed to refer to such person and the term "Registrable Securities" shall be deemed to include the securities received by the Purchaser in connection with such transaction unless such securities are otherwise freely tradable by the Purchaser after giving effect to such transaction.

        (e)    Benefits of the Agreement.     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        (f)    Counterparts.     This Agreement may be executed in several counterparts, and by each party on separate counterparts, each of which and any photocopies or other electronic transmission (including by PDF) thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

        (g)    Titles and Subtitles.     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        (h)    Severability.     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

        (i)    Further Assurances.     The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

        (j)    Entire Agreement.     This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (k)    Specific Performance.     Without limiting remedies that may be available at law or in equity, the parties acknowledge that any failure by any party to comply with their respective obligations under this Agreement would result in material irreparable injury to the other party for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the non-breaching party may specifically enforce the breaching party's obligations under this Agreement without the need to show actual damages and without the need to post a bond or other security.

        (l)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified United States mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:
ENTASIS THERAPEUTICS HOLDINGS INC.
By:	/s/ MANOUSSOS PERROS, PH.D.
	Name:	Manoussos Perros, Ph.D.
	Title:	CEO
PURCHASER:
INNOVIVA, INC.
By:	/s/ GEOFFREY HULME
	Name:	Geoffrey Hulme
	Title:	Interim Principal Executive Officer

[Signature Page to Investor Rights Agreement]

ANNEX D

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

ENTASIS THERAPEUTICS HOLDINGS INC.

AND

INNOVIVA, INC.

Dated as of April 22, 2020

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of April 22, 2020, by and between Entasis Therapeutics Holdings Inc., a Delaware corporation (the "Company"), and Innoviva, Inc. (the "Holder"). The Company and the Holder are referred to each as a "Party" and collectively herein as the "Parties." Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

        In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

        1.    Definitions.    As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

        "Affiliate" means, with respect to any Person, any other Person, that directly or indirectly, Controls or is Controlled by or is under common Control with, such Person; provided, however, that for purposes of this Agreement, the Holder shall not be deemed an Affiliate of the Company or any of its Subsidiaries. "Affiliates" has a correlative meaning.

        "Board" means the board of directors of the Company.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to remain closed for the entirety of such day in New York, New York.

        "Chosen Courts" has the meaning set forth in Section 7(d).

        "Close of Business" means 5:00 p.m. Eastern Time.

        "Commission" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

        "Company Common Stock" means the shares of common stock, par value $0.001 per share, of the Company.

        "Company Indemnified Persons" has the meaning set forth in Section 5(a).

        "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise. "Controlled" has a correlative meaning.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FINRA" means the Financial Industry Regulatory Authority.

        "Form S-1 Shelf" has the meaning set forth in Section 2(a).

        "Form S-3 Shelf" has the meaning set forth in Section 2(a).

        "Holder" has the meaning set forth in the preamble.

        "Holder Indemnified Persons" has the meaning set forth in Section 5(b).

        "Indemnified Persons" has the meaning set forth in Section 5(b).

        "Losses" has the meaning set forth in Section 5(a).

        "Parties" has the meaning set forth in the preamble.

        "Person" means any individual, partnership, corporation, company, association, trust, limited liability company, organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

        "Proceeding" means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Company to be threatened.

        "Prospectus" means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A), all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        "Registrable Securities" means (a) any Company Common Stock issued to the Holder pursuant to the Securities Purchase Agreement, (b) any Company Common Stock issuable to the Holder upon exercise of warrants issued to the Holder pursuant to the Securities Purchase Agreement, (c) any securities issued or issuable with respect to, on account of or in exchange for Company Common Stock described in clauses (a) and (b), whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise, (d) any warrants issued to the Holder pursuant to the Securities Purchase Agreement and (e) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a), (b), (c) and (d) above, in each case that are held by the Holder and its Affiliates or any transferee or assignee of the Holder or its Affiliates, all of which securities are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement. As to any particular Registrable Securities, such securities shall not be Registrable Securities when (i) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144, (iii) such securities cease to be outstanding or (iv) such securities have become eligible for sale by the Holder pursuant to Rule 144 without any restriction on the volume or manner of such sale and all restrictive legends and stop transfer instructions have been removed with respect to all book entries representing the applicable Registrable Securities.

        "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company and one counsel for the Holder, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

        "Registration Statement" means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "Related Person" has the meaning set forth in Section 7(m).

        "Representatives" of the Holder means its partners, shareholders, members, directors, officers, employees, agents, counsel, accountants, consultants, investment advisers or other professionals or representatives, or its affiliates or wholly owned subsidiaries.

        "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        "Rule 405" means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        "Rule 430A" means Rule 430A promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        "Seasoned Issuer" means an issuer eligible to use Form S-3 under the Securities Act and who is not an "ineligible issuer" as defined in Rule 405.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Selling Expenses" means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of the Holder not included within the definition of Registration Expenses.

        "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated April 12, 2020, by and between the Company and the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.

        "Shelf Period" has the meaning set forth in Section 2(a).

        "Shelf Registration" means the registration of an offering of Registrable Securities on a Form S-1 Shelf or a Form S-3 Shelf, as applicable, on a delayed or continuous basis under Rule 415, pursuant to Section 2(a).

        "Shelf Registration Statement" has the meaning set forth in Section 2(a).

        "Subsidiary" means, when used with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

        "Suspension Period" has the meaning set forth in Section 2(b).

        "Trading Market" means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.

        Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, paragraphs and clauses refer to Sections, paragraphs and clauses of this Agreement; (c) the terms "include," "includes," "including" or words of like import shall be deemed to be followed by the words "without limitation"; (d) the terms "hereof," "herein" or "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term "or" is not exclusive and shall have the inclusive meaning of "and/or"; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any Person include such Person's successors and permitted assigns; and (i) references to "days" are to calendar days unless otherwise indicated. Each of the Parties hereto acknowledges that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

        2.    Registration.

        (a)    Shelf Registration.     No later than thirty (30) days after the date hereof, the Company shall file a Registration Statement for a Shelf Registration covering the resale of the Registrable Securities with the SEC for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holder may reasonably specify (the "Initial Registration Statement"). The Initial Registration Statement shall be on Form S-3 (or any successor to Form S-3) covering the resale of all of the Registrable Securities held by the Holder (the "Form S-3 Shelf"), or if the Company is not a Seasoned Issuer at the time of filing, the Company shall file a Registration Statement for a Shelf Registration on Form S-1 (or any successor to Form S-1) (the "Form S-1 Shelf" and, together with the Form S-3 Shelf, the "Shelf Registration Statement"). Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event (x) no later than the fifteenth (15th) day following the filing of the Shelf Registration Statement in the event of no "review" by the Commission, (y) no later than the sixtieth (60th) day following the filing of the Shelf Registration Statement in the event of "limited review" by the Commission, or (z) in the event of a "full review" by the Commission, the one hundred and twentieth (120th) day following the filing of the Shelf Registration Statement (the number of days in (x), (y) and (z) each being a "Review Period," depending on the nature of the Commission's review, and provided, for any days during the period following the initial filing of the Shelf Registration Statement and prior to the effectiveness of the Shelf Registration Statement that the Commission is unable to review or declare effective registration statements filed with the Commission due to a shutdown or partial shutdown of the U.S. government (such days, "Tolled Days"), the applicable number of days in such Review Period shall be extended by the number of Tolled Days), and shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement are no longer Registrable Securities, including (the period during which the Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this clause (i), the "Shelf Period"). The Company shall notify the Holder by e-mail with electronic confirmation of the effectiveness of the Shelf Registration Statement as promptly as practicable, and in any event within twenty-four (24) hours, after the Company telephonically or otherwise confirms effectiveness with the Commission. The Company shall file a final Prospectus with the Commission to the extent required by Rule 424. The "Plan of Distribution" section of such Shelf Registration Statement shall provide for all permitted means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering. Notwithstanding anything to the contrary contained herein, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (A) inform the Holder, (B) file amendments to the Initial Registration Statement as required by the Commission and/or (C) withdraw the Initial Registration Statement and file a new Registration Statement (a "New Registration Statement"), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (B) or (C) above, the Company will use its reasonable efforts to file with the Commission, as promptly as allowed by the Commission, one or more Registration Statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the "Remainder Registration Statements").

        (b)    Suspension Period.     Notwithstanding any other provision of this Section 2, the Company shall have the right, but not the obligation, to defer the filing of (but not the preparation of), or suspend the use by the Holder of, any Registration Statement for the shortest period possible, in no event to exceed thirty (30) days (i) upon issuance by the Commission of a stop order suspending the effectiveness of such Registration Statement with respect to Registrable Securities or the initiation of proceedings with respect to such Registration Statement under Section 9(d) or 8(e) of the Securities Act; or (ii) if the Company believes in good faith that any such registration or offering would require the Company (after consultation with external legal counsel), under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time that would be materially adverse to the Company (any such period, a "Suspension Period"); provided, that in no event shall the Company declare Suspension Periods lasting more than 60 days in the aggregate in any twelve (12) month period. The Company shall (i) give prompt written notice to the Holder of its declaration of a Suspension Period and of the expiration or termination of the relevant Suspension Period and (ii) promptly resume the process of filing or requesting for effectiveness, or update the suspended Registration Statement, as the case may be, as may be necessary to permit the Holder to offer and sell its Registrable Securities in accordance with applicable law.

        (c)    Required Information.     The Company may require the Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the intended method of distribution of such securities and such other information relating to the Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration). The Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

        (d)    Cessation of Registration Rights.     All registration rights granted under this Section 2 shall continue to be applicable with respect to the Holder until the Holder no longer holds any Registrable Securities.

        3.    Registration Procedures.    The procedures to be followed by the Company and the Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this

Agreement, and the respective rights and obligations of the Company and the Holder with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

        (a)   The Company shall (i) prepare and file a Registration Statement with the Commission (within the time period specified in Section 2(a)) which Registration Statement (A) shall be on a form required by this Agreement (or if not so required, selected by the Company) for which the Company qualifies, (B) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the Commission to be filed therewith, (ii) use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for the period provided under Section 2(a), (iii) use its reasonable best efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 2(a)), and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, the Company shall have no liability for any information furnished in writing by or on behalf of the Holder to the Company specifically for inclusion in (including by incorporation by reference) any such Registration Statement that has not been corrected in a subsequent writing to the Company prior to the filing or other disclosure of such information). The Company will, (1) at least three (3) Business Days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), furnish to the Holder and its counsel copies of all such documents proposed to be filed and make such representatives of the Company as shall be reasonably requested by the Holder available for discussion of such documents, (2) use its reasonable best efforts to address in each such document prior to being so filed with the Commission such comments as the Holder or its counsel reasonably shall propose within two (2) Business Days of receipt of such copies by the Holder and (3) not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding the Holder to which the Holder objects, unless such information is required to comply with any applicable law or regulation.

        (b)   The Company will as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (A) may be reasonably requested by the Holder of Registrable Securities covered by such Registration Statement necessary to permit the Holder to sell in accordance with its intended method of distribution, including as may be required in connection with any underwritten distribution of Registrable Securities or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the period provided under Section 2(a) in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holder, (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto, (iv) as promptly as reasonably practicable, provide the Holder true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Company determines in good faith would result in the disclosure to the Holder of material non-public information concerning the Company that is not already in the possession of the Holder and (v) enter into such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the Holder the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Registrable Securities under such Registration Statement or Prospectus and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto. The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

        (c)   The Company will notify the Holder as promptly as practicable: (i)(A) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to the Holder and its counsel, other than information which the Company determines in good faith would constitute material non-public information that is not already in the possession of the Holder); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (iii) of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or preventing or suspending the use of any Prospectus or the initiation or threatening of any Proceedings for such purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; or (v) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other documents requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance.

        (d)   The Company will use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement, or preventing or suspending the use of any Prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable, or if any such order or suspension is made effective during any Suspension Period, as promptly as practicable after the Suspension Period is over.

        (e)   During the Shelf Period, upon request of the Holder and without charge, the Company shall furnish to the Holder and its counsel, (i) promptly after the same is prepared and filed with the SEC, at least one copy of the Registration Statement and any amendment(s) thereto, including all documents incorporated therein by reference and all exhibits to the extent requested by the Holder or its counsel, (ii) upon the effectiveness of any amendment(s) to a Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Holder.

        (f)    The Company will promptly deliver to the Holder and its counsel as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Holder or its counsel may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holder. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, so long as the same are used in compliance with the Securities Act and all other applicable laws and regulations.

        (g)   To the extent that the Company has certificated shares of Company Common Stock, the Company will cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request in writing. In connection therewith, if required by the Company's transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities pursuant to the Registration Statement.

        (h)   Upon the occurrence of any event contemplated by Section 3(d)(v), as promptly as practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, such that the Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

        (i)    The Company will comply with all applicable rules and regulations of the Commission, the Trading Market and FINRA.

        (j)    The Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(d) or the occurrence of a Suspension Period, the Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until the Holder's receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder either receives the copies of the supplemented Prospectus or amended Registration Statement or is advised in writing by the Company that the use of the Prospectus may be resumed.

        (k)   If such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, the Holder shall notify the Company at least five (5) Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.

        4.    Registration Expenses.    All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 2.1(a) hereof shall be borne by the Company.

        5.    Indemnification.

        (a)   To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Holder, its partners, stockholders, equity holders, general partners, managers, members and Affiliates and each of their respective officers and directors and any Person who controls the Holder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof (each, a "Company Indemnified Person" and collectively, "Company Indemnified Persons"), from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys', accountants' and experts' fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Company Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act or otherwise (collectively, "Losses"), as incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or in any amendment or supplement thereto or in any documents incorporated or deemed incorporated by reference in any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law rule or regulation in connection with such Registration Statement, disclosure document or related document or report or any offering covered by such Registration Statement, and the Company shall reimburse such Company Indemnified Person for any reasonable legal or other expenses reasonably incurred by it in connection with investigating or defending any such Loss, claim, damage, liability, demand, action, suit or proceeding (the matters in the foregoing clauses (i) through (iii) being, collectively, "Company Violations"). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(a): (A) shall not apply to a Loss by a Company Indemnified Person arising out of or based upon a Company Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Holder or such Company Indemnified Person expressly for use in connection with the preparation of such Registration Statement, such preliminary, summary or final prospectus or such amendment or supplement, or other disclosure document; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Loss purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Company Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(f), and the Company Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation; (C) shall not be available to the extent such Loss is based on a failure of the Holder to deliver, or to cause to be delivered, the prospectus made available by the Company, if such prospectus was theretofore made available by the Company pursuant to Section 3(f); and (D) shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

        (b)   In connection with any Registration Statement filed by the Company pursuant to Section 2(a) hereof in which the Holder has registered for sale its Registrable Securities, the Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, employees, agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) (collectively, "Holder Indemnified Persons," and together with the Company Indemnified Persons, each an "Indemnified Person," and collectively, the "Indemnified Persons") from and against any Losses resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the Holder of any federal, state or common law rule or regulation relating to action or inaction in connection with any information provided by the Holder in such registration, disclosure document or related document or report in the case of clauses (i) and (ii) to the extent, but only to the extent, that such untrue statement or omission occurs in reliance upon and in conformity with any information furnished in writing by or on behalf of the Holder specifically for inclusion in such registration, disclosure document or related document or report and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities thereunder, and the Holder will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending such Losses. In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting the underwriters' discounts and commissions) received by the Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

        (c)   Any Indemnified Person under paragraph (a) or (b) of this Section 5 shall (i) give prompt written notice to the indemnifying person under paragraph (a) or (b) of this Section 5 of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying person shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that the indemnifying person's ability to defend such claim (through the forfeiture of substantive rights or defenses) is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the indemnifying person has agreed in writing to pay such fees or expenses, (B) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying person, or (C) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying person with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying person in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying person, the indemnifying person shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). If any action is settled or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each Indemnified Person from and against any Losses by reason of such settlement or judgment. No action may be settled without the written consent of the Indemnified Person, provided that the consent of the Indemnified Person shall not be required if (x) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such settlement; (y) such settlement provides solely for the payment by the indemnifying person of money as the sole relief for such action and (z) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. It is understood that the indemnifying person or persons shall not, except as specifically set forth in this Section 5(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons and that all such fees and expenses shall be paid or reimbursed promptly.

        (d)   If the indemnification provided for in this Section 5 is held by a court of a competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, damage, claim or liability, the indemnifying party, in lieu of indemnifying such Indemnified Person thereunder, shall to the extent permitted by law, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, damage, claim or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying person and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying person or Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentences. Notwithstanding the provisions of this Section 5(d), the Holder shall not be required to contribute any amount in excess of the net proceeds (after deducting the underwriters' discounts and commissions) received by the Holder under the sale of Registrable Securities giving rise to such indemnification obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (e)   The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The obligations of the Company and the Holder under this Section 5 shall survive completion of any offering of Registrable Securities pursuant to a Registration Statement and the termination of this Agreement.

        6.    Facilitation of Sales Pursuant to Rule 144.    The Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act and the rules adopted by the Commission thereunder (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the written request of the Holder in connection with that Holder's sale pursuant to Rule 144, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

        7.    Registration Rights Covenant.    The Company covenants that it will not, and it will cause its Subsidiaries not to, grant any right of registration under the Securities Act to any Person other than pursuant to this Agreement, unless the rights so granted to another Person do not limit or restrict the rights of the Holder hereunder.

        8.    Miscellaneous.

        (a)    Remedies.     In the event of a breach by the Company or the Holder of any of its obligations under this Agreement, any Party, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Parties agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by the Company of any of the provisions of this Agreement and further agree that, in the event of any action for specific performance in respect of such breach, the Company shall waive the defense that a remedy at law would be adequate and shall waive any requirement for the posting of a bond. No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        (b)    Amendment; Modification; Waivers.     This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and the Holder, which writing shall specifically reference this Agreement, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s).

        (c)    Notices.     All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

  If to the Company:

    Entasis Therapeutics Holdings Inc.
    35 Gatehouse Drive
    Waltham, MA 02451
    Attn:      Elizabeth Keiley
    Tel:         (781) 870-0120
    Email:    betzy.keiley@entasistx.com

  with a copy (which shall not constitute notice) to:

    Covington & Burling LLP
    The New York Times Building
    620 Eighth Avenue
    New York, NY 10018
    Attn:      Jack S. Bodner
    Tel:         (212) 841-1079
    Fax:        (646) 441-9079
    Email:    jbodner@cov.com

  If to the Holder:

    Innoviva, Inc.
    1350 Old Bayshore Highway Suite 400
    Burlingame, CA 94010
    Attention: Chief Executive Officer
    Email: Geoffrey.hulme@inva.com

  with a copy (which shall not constitute notice) to:

    Willkie Farr & Gallagher LLP
    787 Seventh Avenue
    New York, New York 10019
    Attn: Russell Leaf
                          Jared Fertman
    Tel: (212) 728-8593
                          (212) 728-8670
    Email:    rleaf@willkie.com
    jfertman@willkie.com

        (d)    Governing Law; Jurisdiction; Waiver of Jury Trial.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Chancery Court or, to the extent such court does not have subject matter jurisdiction, the United States District Court sitting in the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 7(d); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; and (e) irrevocably and unconditionally waives the right to trial by jury.

        (e)    Successors and Assigns.     This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. The Holder may not assign its rights under this Agreement without the prior written consent of the Company

        (f)    Waiver of Venue.     The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that they may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7(d) and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (g)    Waiver of Trial by Jury.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        (h)    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that, if any one or more of the provisions contained in this Agreement shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable law.

        (i)    Business Days.     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day other than a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

        (j)    Entire Agreement.     This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

        (k)    Execution of Agreement.     This Agreement may be executed and delivered (by facsimile, by electronic mail in Adobe Portable Document Format (.pdf) or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

        (l)    Determination of Ownership.     In determining ownership of Company Common Stock hereunder for any purpose, the Company may rely solely on the records of the transfer agent for the Company Common Stock from time to time, or, if no such transfer agent exists, the Company's stock ledger.

        (m)    No Recourse.     Notwithstanding anything that may be expressed or implied in this Agreement, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company's or the Holder's former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a "Related Person" and collectively, the "Related Persons"), in each case other than the Company, the Holder or any of their respective permitted assigns under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Persons, as such, for any obligation or liability of the Company or the Holder under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 7(m) shall relieve or otherwise limit the liability of the Company or the Holder, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

        (n)    Third-Party Beneficiaries.     Nothing in this Agreement, express or implied, is intended to confer upon any Person other than a Party and its successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

        (o)    Headings; Section References; Signatories.     All heading references contained in this Agreement are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first written above.

ENTASIS THERAPEUTICS HOLDINGS INC.
By:	/s/ MANOUSSOS PERROS, PH.D.
	Name:	Manoussos Perros, Ph.D.
	Title:	CEO
INNOVIVA, INC.
By:	/s/ GEOFFREY HULME
	Name:	Geoffrey Hulme
	Title:	Interim Principal Executive Officer

[Signature Page to Registration Rights Agreement]

ANNEX E

CERTIFICATE OF AMENDMENT
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ENTASIS THERAPEUTICS HOLDINGS INC.

        Entasis Therapeutics Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies and submits the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the "Certificate of Amendment"):

        ONE: Name.    The name of the corporation is Entasis Therapeutics Holdings Inc. (the "Corporation").

        TWO: Date of Adoption.    The amendment set forth in Four of this Certificate of Amendment was adopted on [    •    ], 2020.

        THREE: Manner of Adoption.    The amendment set forth in Four of this Certificate of Amendment was duly adopted by a sufficient vote of the stockholders of the Corporation in accordance with Section 242 of the DGCL.

        FOUR. Amendment to Amended and Restated Certificate of Incorporation.    The Amended and Restated Certificate of Incorporation is hereby amended to add the following paragraph as Article IX:

        "Without limiting this Corporation's rights or obligations under any contract or agreement, this Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of this corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity (as defined in the following sentence). An "Excluded Opportunity" is any potential transaction or matter that may be an opportunity for this Corporation that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) Innoviva, Inc. or (ii) any of its Affiliates (as defined below) (each a "Covered Person" and collectively, "Covered Persons"), unless such potential transaction or matter is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation. An "Affiliate" is, with respect to Innoviva, Inc., any other person directly or indirectly controlling, controlled by or under common control with such person, which shall include any director (including in such person's capacity as an observer on any committee of the Board of Directors) who has been designated by Innoviva, Inc., but shall not include this Corporation or any of its subsidiaries."

        FIVE. Effective Date of this Certificate of Amendment.    The effective date of these Certificate of Amendment shall be upon filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duty authorized officer this [    •    ] day of [    •    ], 2020.

ENTASIS THERAPEUTICS HOLDINGS INC.
By:	/s/ MANOUSSOS PERROS Manoussos Perros Chief Executive Officer

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof tnoowewlwe.intvroesntiocrvvoottei.ncogm, /ETTX+Special+Meeting delete QR code and control # orscan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ETTX+Special+Meeting Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain For Against Abstain 1. Approval of the Private Placement Proposal; and 2. Approval of the Charter Amendment Proposal Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. If the signer is a corporation, partnership or other entity, please sign full entity name by authorized officer, giving full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 0 2 B V 4 6 1 6 4 3 039AZC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. Special Meeting Proxy Card1234 5678 9012 345

2020 Special Meeting of Entasis Therapeutics Holdings Inc. Stockholders Wednesday, June 10, 2020, 10:00 a.m. Local Time The 2020 Special Meeting of Stockholders of Entasis Therapeutics Holdings Inc. will be held on Wednesday, June 10, 2020, 10:00 a.m. Local Time, virtually via the internet at www.meetingcenter.io/217277171. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — ETTX2020. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting – June 10, 2020 Manoussos Perros, Ph.D. and Michael Gutch, Ph.D., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Entasis Therapeutics Holdings Inc. to be held on June 10, 2020 or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Entasis Therapeutics Holdings Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ETTX+Special+Meeting